SCHEDULE 14A
                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[X]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to S 240.14a-11(c) or S 240.14a-12

                            U.S. Wireless Data, Inc.
                (Name of Registrant as Specified In Its Charter)
                ------------------------------------------------

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
         1)    Title of each class of securities to which transaction applies:

         2)    Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (se forth the amount on which the filing fee is calculated and state how it was determined):

         4)    Proposed maximum aggregate value of transaction:
               ________________________________________________________________
         5)    Total fee paid:


[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1)    Amount Previously Paid:

         2)    Form, schedule or Registration Statement No.:

         3)    Filing Party:
                    _
         4)    Date Filed:
                     _

                             U.S. WIRELESS DATA, INC.        [PRELIMINARY COPY]


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           To be Held January 30, 1998

     The Annual Meeting of Shareholders of U.S. Wireless Data, Inc., a Colorado corporation (the "Company"), will be held on January 30, 1998, at ________ __.m., Pacific Time, at , Emeryville, California, for the following purposes:

         1.       To elect six directors to the Company's Board of Directors;

         2.       To  approve   amendments   to  the   Company's   Articles   of
                  Incorporation to increase the number of shares of authorized no par value Common Stock (the "Common Stock") to 40,000,000;

         3. To approve amendments to the Company's Articles of Incorporation to authorize up to 15,000,000 shares of no par value preferred stock (the "Preferred Stock"), up to 4,000,000 of which will then be immediately designated and issued as Series A Cumulative Convertible Redeemable Preferred Stock (the "Series A Preferred Stock");

         4. To approve an amendment to the Company's 1992 Stock Option Plan (the "Plan") to increase the number of shares available for issuance upon exercise of options issuable under the Plan to 2,680,000 shares.

         5. To ratify the selection of Price Waterhouse LLP as the Company's Independent Accountants.

         6. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
-------------

         All shareholders are cordially invited to attend the meeting, although only shareholders of record at the close of business on December 15, 1997 will be entitled to notice of and to vote at the meeting. The minutes of the last Annual Shareholders' Meeting and the Shareholders' list of their share eligibility to vote at the 1997 Annual Meeting will be open to inspection by the shareholders at the Company's principal office, 2200 Powell Street, Suite 450, Emeryville, California, for a period of 10 days prior to the Annual Meeting.

         Shares can only be voted at the meeting if the holder is present in person or represented by proxy. We urge you to date and sign the enclosed proxy and return it in the accompanying envelope promptly so that your shares may be voted in accordance with your wishes and the presence of a quorum may be assured. We encourage you to do so even if you plan to attend the meeting in person. The prompt return of your signed proxy, regardless of the number of shares you hold, will aid the Company in reducing the expense of additional proxy solicitation. The giving of such proxy does not affect your right to vote in person in the event you attend the meeting.

                                          By Order of the Board of Directors

                                          Robert E. Robichaud,
                                          Assistant Secretary
Emeryville, California
_____________, 1997

                                   YOUR PROXY

PLEASE SIGN AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED POSTPAID ENVELOPE. SHOULD YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN THOUGH YOU HAVE GIVEN A PROXY. THE PROMPT RETURN OF YOUR PROXY WILL BE OF GREAT HELP IN PREPARATION FOR THE MEETING.

                             U.S. WIRELESS DATA, INC.         [PRELIMINARY COPY]
                          2200 POWELL STREET, SUITE 450
                           EMERYVILLE, CALIFORNIA 94608



                                 PROXY STATEMENT


Solicitation, Exercise and Revocability of Proxy

         The enclosed proxy is solicited by the Board of Directors of U.S. Wireless Data, Inc. (the "Company") for use at the Annual Meeting of
Shareholders to be held on January 30, 1997, or at any adjournment or postponement thereof (the "Annual Meeting"). The Annual Meeting will be held at ______ _.m., Pacific Time, at , Emeryville, California. It is anticipated that this Proxy Statement and the accompanying form of proxy will first be mailed to the shareholders of the Company on or about ____________, 1997. The Company's principal executive offices are located at 2200 Powell Street, Suite 450, Emeryville, California 94608 and its telephone number at those offices is (510) 596-2025.

         A proxy is revocable at any time, before it is voted, by written notice to the Company, the giving of a subsequent proxy, or attending the meeting and voting in person. Unless contrary instructions are indicated on the proxy, all shares represented by valid proxies received pursuant to this solicitation (and not properly revoked before they are voted) will be voted as follows: (1) for the election of the six nominees to the Board of Directors named elsewhere herein; (2) for the amendment to the Company's Articles of Incorporation to increase the number of shares of authorized Common Stock to 40,000,000; (3) for approval of the amendment to the Company's Articles of Incorporation to authorize the issuance of up to 15,000,000 shares of Preferred Stock; (4) for approval of the amendment to the Company's 1992 Stock Option Plan (the "Plan") to increase the number of shares available for issuance upon exercise of options issuable under the Plan to 2,680,000 shares; (5) for retention of Price Waterhouse LLP as the Company's Independent Accountants; and (6) in the discretion of the Board of Directors as to such other business as may properly come before the meeting. In the event a shareholder specifies a different choice on his proxy, his shares will be voted in accordance with the specifications so made.

Cost of Solicitation

         The cost of soliciting proxies will be borne by the Company.

Voting

         Only shareholders of record at the close of business on December 15, 1997 will be entitled to vote at the meeting. On that date there were ______________ shares of the Common Stock issued and outstanding, entitled to one vote per share on all matters being submitted to shareholders at the meeting. Shareholders are not entitled to cumulate their votes in the election of directors, which means that the holders of more than half the shares voting for the election of directors can elect all the directors if they choose to do so. Approval of the amendments to the Company's Articles of Incorporation (Proposals 2 and 3) requires the affirmative vote of a majority of the shares of Common Stock outstanding on the record date. On all other matters, a favorable vote consists of a simple majority of the votes represented at a meeting at which a quorum is present. A quorum consists of a majority of the shares entitled to vote at the meeting. The Company believes that as of ______________, 1997, the approximate number of shareholders of record of its common stock was _____________. This includes shares held in nominee or "street" accounts.

     The Board of Directors knows of only two shareholders who owned more than five percent of the outstanding voting securities of the Company as of the record date: John M. Liviakis and Robert B. Prag. See "Beneficial Ownership of Common Stock."

                    INFORMATION RELATING TO VARIOUS PROPOSALS

Information Concerning Directors

         At the time of the Annual Meeting, the Board of Directors will consist of six incumbent members who are seeking to be elected at the meeting to hold office until the next meeting of shareholders and until their successors are elected and qualified. The Company's Articles of Incorporation and Bylaws presently provide for a Board of no less than three and no more than nine directors.

         Evon A. Kelly, Rod L. Stambaugh, Richard S. Barton, Caesar Berger, Alan
B. Roberts and Chester N. Winter, all of whom are incumbent directors, have been nominated by the Board of Directors for election as directors of the Company. All of the nominees have informed the Company that they are willing to serve, if elected, and management has no reason to believe that any of the nominees will be unavailable. In the event a nominee for director should become unavailable for election, the persons named in the proxy will vote for the election of any other person who may be recommended and nominated by the Board for the office of director.
Information regarding nominees and directors is set forth below.

         Nominees for Election as Directors

         Name                 Age            Principal Occupation               Director Since

     Evon A. Kelly            56             Chief Executive Officer            August 1997
                                             of the Company

     Rod L. Stambaugh         37             President of the Company           August 1991

     Richard A. Barton        __             CEO and President of               December 1997
                                             ADATOM, Inc.

     Caesar Berger            50             Vice President - Cardservice       December 1995
                                             International, Inc.

     Alan B. Roberts          51             Director of Product Development    October 1994
                                             and Vice President of U.S.
                                             Operations for International
                                             Verifact, Inc.

     Chester N. Winter        66             General Partner of Colorado        February 1994
                                             Incubator Fund, L.P.

       Business Experience of Director Nominees

       Evon A. Kelly. Until joining the Company in August of 1997, and since 1991, Mr. Kelly was president of Kelly Learning Alliance, a consulting firm he founded, which addresses areas in human resource development, organizational development and sales dynamics. Kelly Learning Alliance clients have included Motorola, Xerox Corp. and NEC Corp. From 1988 to 1991, Mr. Kelly was vice president of sales and operations at Wilson Learning Corp., where he was responsible for developing and implementing sales and marketing strategies. From 1986 to 1988, Mr. Kelly was a regional vice president of store operations for Federated Department Stores Inc., where he supervised over 1,500 employees and was responsible for profit and loss performance. From 1973 to 1983, Mr. Kelly held several key positions with Xerox Corp., including manager of supply business center where he directed a national sales force of 400. Mr. Kelly received his bachelor's degree in liberal arts from Boston College.

     Rod L. Stambaugh. Mr. Stambaugh served as Chief Executive Officer of the Company from October 1996 until August 1997, when Mr. Kelly joined the Company. He was Vice President in charge of marketing and business development for the Company from 1991 through October 1996. Mr. Stambaugh was also the Corporate Secretary from September 1995 until October 1996. Mr. Stambaugh is one of the founders of the Company and has devoted his full business time to the Company since August 1991. He co-founded U.S. Wireless, Inc., a nonaffiliated retail cellular phone center, at which he worked full time from January 1990 through July 1991. Mr. Stambaugh served on the Company's Board of Directors from July 1991 through October 1994, rejoining the Board as Chairman in July 1995. Mr. Stambaugh graduated from Baker University in 1982 with a B.S. degree in psychology, and a minor in business administration.

       Richard A. Barton. Mr. Barton is Chairman, Chief Executive Officer and President of ADATOM, Inc., a California corporation which markets and sells retail and shopping solutions, including electronic catalogues and stores. He completed a Sloan Fellowship at Stanford University in Palo Alto, California from September 1995 through September 1996. From October 1993 through August 1995, Mr. Barton was a vice president with Xerox Corporation in charge of United States Customer Operations. From 1991 until October 1993 Mr. Barton was President of Xerox Canada, Inc. Mr. Barton joined Xerox in 1971 as a sales representative and held various positions in addition to those described above, including executive assistant to the President, Chairman and CEO from 1985 through 1987, Vice President, Marketing Operations for Xerox' United States Marketing Group from 1987 through 1989 and Vice President, North American Systems Sales for Xerox' Integrated Systems Operations from 1989 through 1991. Mr. Barton has a Bachelor of Arts Degree from Adelphi University, completed the Wharton Executive Development Program and the Wharton International Forum's China, Japan, Europe and United States' segments at the University of Pennsylvania and holds a Master's Degree in Business Management from Stanford University. Mr. Barton also serves on the boards of Avon Products, Inc., a publicly traded company, and the United States Chamber of Commerce.

     Caesar Berger. Mr. Berger is a senior Vice President of Cardservice International, Inc. where he is responsible for the Technology Group. Mr. Berger joined Cardservice International in August of 1994. Prior to that, Mr. Berger served for more than ten years as President, and was the founder of, Computer Based Controls, Inc. a wholly-owned subsidiary of Electronic Clearing House Inc. Mr. Berger was a principal on the American Express Money Order project which resulted in the deployment of over 17,000 of the Money Order dispensers operating today in over 10,000 retail locations nationwide. Mr. Berger graduated in 1970 from Lvov Polytech Institute with the equivalent of an M.S. degree in Electronics and Computer Science.

     Alan B. Roberts. Mr. Roberts is the Director of Product Development and Vice President of U.S. Operations for International Verifact, Inc. He was President and Chief Executive Officer of the Company from October 1, 1994, until July 10, 1995, and Vice President of Operations for Direct Data, Inc. (the Company's wholly-owned subsidiary that was dissolved in October 1995) from February 1994 until September 1994. Prior to that time, Mr. Roberts was Director of Product Marketing for Verifone, Inc., the industry leader in point-of-sale terminal products. While at Verifone from 1986 to 1994, he also held various management positions, including Director of Product Management. Mr. Roberts graduated from the University of Texas in 1967 with a bachelors degree in Mathematics and in 1969 with a masters degree in Computer Sciences.

       Chester N. Winter. Mr. Winter is a general partner of Colorado Incubator Fund, L.P., a venture capital fund, and also works as a business consultant at Paradigm Partners, L.L.C. From 1989 to 1992, he was Chairman and Chief Executive Officer of Clinical Diagnostics, Inc., a home health care product distributor. Also from 1989 to 1992, he was Senior Vice President of Sinco International Investments, Inc., a real estate investment and development company. He received a Masters degree from the University of Colorado.

       Board of Directors and Committees

     The Company has a standing audit committee which consists of Messrs. Winter and Roberts. The audit committee recommends engagement of the Company's independent accountants, approves services performed by such accountants, and reviews and evaluates the Company's accounting system of internal controls. The audit committee did not meet during fiscal year 1997; however, these issues were discussed at the board meeting. The

Company does not have standing nominating or compensation committees. The functions which these committees would perform are performed by the Board as a whole.

       The Company's Board of Directors met once during fiscal year 1997. All directors attended the meeting. Business of the Company was conducted primarily through consultation among management and directors followed by consent resolutions adopted by all members of the Board of Directors.

Other Executive Officers

       Other executive officers of the Company who are not also directors are:

           Name                    Age            Position with the Company     Officer Since
           ----                    ---            -------------------------     -------------

       Robert E. Robichaud         44             Chief Financial and AccountingSeptember 1997
                                                  Officer, Treasurer and
                                                  Assistant Secretary

       Clyde F. Casciato           42             Vice President, Sales         August 1997

       Raymond J. Mueller          55             Vice President, Operations    December 1997

       Kelle Ansel                 30             Secretary                     October 1996

       Business Experience of Executive Officers

     Robert E. Robichaud. Since 1985 Mr. Robichaud has held several key financial management positions at Triad Systems Corp. including Director of Financial Planning and Analysis and most recently, Director of Finance. Triad Systems is a provider of software, hardware and information management solutions which recorded 1997 revenues in excess of $175 million. Triad Systems was a NASDAQ listed company and was acquired by Cooperative Computing Inc. on February 27, 1997. Prior to 1985, Mr. Robichaud held several financial positions with Mohawk Data Services Corp. since 1978. Mr. Robichaud received a bachelors degree in economics from Fairfield University in 1976 and an M.B.A. from Rutgers Graduate School of Business in 1978.

     Clyde F. Casciato. Since 1989, Mr. Casciato has held several management positions at AT&T Wireless Services, the wireless business unit of AT&T Corp., including Director of Sales and Marketing, District Manager - Major/National Accounts and most recently, Western U.S. Regional Sales/Distribution Manager - Wireless Data. Mr. Casciato played a key role in helping to establish AT&T Wireless Services as the market leader in the emerging wireless data (packet and circuit switched) business segment. From 1984 to 1989, he held key sales management positions at Xerox Corp. including Major Account Manager and Program Sales Manager.

     Raymond J. Mueller. Mr. Mueller served as Director of Sales and Marketing for Nicor, Inc., a pneumatic tool company, from 1995 until joining the Company. From 1993 until joining the Company, Mr. Mueller was self- employed as a consultant on compensation matters. Prior to that, he was Director of Sales and Marketing for Wilson Learning Corp. from 1989 through 1993. Prior to 1993, he also served as Manager of Corporate Compensation and Director of Human resources at Borden, Inc., Manager of Compensation at Avon Products, Inc. and Manager of Employment at Bristol Meyers. He holds a Bachelors degree in economics from Xavier University.

     Kelle Ansel. Ms. Ansel has been with the Company since February 1994, serving as Manager of Human Resources. She became the Corporate Secretary in October 1996. Prior to that, Ms. Ansel was employed by SCC Communications as an executive assistant since May 1991. Ms. Ansel holds a bachelor's degree in management from Mesa College, Grand Junction, Colorado.

     The Company has no other executive officers as defined under the Securities Exchange Act of 1934 (the "Exchange Act").

Executive Compensation

       The following table shows all the compensation paid by the Company to its Chief Executive Officer (the "Named Executive Officer") during the fiscal year ended June 30, 1997. Mr. Stambaugh, the Company's CEO at June 30, 1997, did not serve as CEO for the Company during the fiscal years ended June 30, 1996 and 1995. No other executive office of the Company received total compensation during the fiscal year ended June 30, 1997 in excess of $100,000.

                           Summary Compensation Table

=============================================================================================================================
                                                 Annual Compensation              Long Term Compensation
-----------------------------------------------------------------------------------------------------------------------------
                                                                     Other       Restricted
                                                                    Annual         Stock        Securities      All Other
   Name and Principal        Fiscal       Salary       Bonus        Compen-        Awards       Underlying      Compensa-
        Position              Year         ($)          ($)       sation ($)        ($)        Options (#)       tion ($)
-----------------------------------------------------------------------------------------------------------------------------
Rod L. Stambaugh,             1997       $79,881        $-0-          (2)           $-0-           -0-             $-0-
Chief Executive
Officer(1)
=============================================================================================================================

       (1) Mr. Stambaugh commenced service as CEO as of October 23, 1996. Mr. Stambaugh succeeded Mr. Michael Brisnehan, who resigned as CEO at that time.
       (2) No amounts are shown under "Other" as the aggregate incremental cost to the Company of personal benefits provided to the executive officer did not exceed 10% of his annual salary and bonus during the year.

       Option Grants in Last Fiscal Year

       As reflected in the following table, no options were granted to the Named Executive Officer during the fiscal year ended June 30, 1997. Also reported are the values for "in-the-money" options, which represent the positive spread between the exercise price of any existing stock options owned by the Named Executive Officer and the year-end price of the Company's Common Stock.

                                  Aggregated Option Exercises in Last Fiscal Year
                                             and FY-End Option Values

=========================================================================================================================
                                                                                                       Value of
                                                                   Number of Securities          Unexercised In-the-
                               Shares                             Underlying Unexercised           Money Options at
                             Acquired on         Value            Options at FY-End (#)               FY-End ($)
          Name              Exercise (#)      Realized ($)           Vested/Unvested           Vested/Unexercisable(1)
-------------------------------------------------------------------------------------------------------------------------
Rod L. Stambaugh                 -0-              $-0-                133,400/21,600                $20,010/$3,240
=========================================================================================================================

(1)    Based on the average traded price of the underlying shares of Common Stock of $.28 per share at June 30,
       1997, less the per share exercise price of the options.

                                       -5-

       Director Compensation

       Directors who are not employees of the Company receive an annual stock option to purchase 20,000 shares of the Company's Common Stock. The grant is made pursuant to the Company's 1992 Stock Option Plan as of each director's anniversary date, with an exercise price equal to the market value of the underlying stock as of the date of grant. Options vest 25% on each six month anniversary following the date of grant. This is the only arrangement for compensation of directors. A total of 20,000 stock options were granted to one non-employee director during the fiscal year ended June 30, 1997, and an additional 40,000 options are issuable to two non-employee directors for services rendered during fiscal year 1997. 20,000 options have been or will be issued to each non-employee director (presently four people) during fiscal year 1998.

       Employment Agreements and Change In Control Provisions

       The Company presently has an employment agreement with Evon A. Kelly, its current CEO, pursuant to which Mr. Kelly receives $150,000 in cash compensation per year, plus certain bonus compensation to be determined by the Board of Directors. Mr. Kelly has also been granted a non-qualified stock option to purchase up to 600,000 shares of the Company's Common Stock at $1.00 per share, exercisable as to 10% as of the date of grant (August 4, 1997) and vesting at the rate of 3% per month thereafter so long as Mr. Kelly remains in the employ of the Company. All options must be exercised within 10 years of the date of grant. All options immediately vest and become exercisable upon a change in control of the Company. The Company has agreed to indemnify Mr. Kelly for a portion of the tax liability differential between non-qualified stock option and incentive stock option tax treatment, when and if he should exercise his options and dispose of the shares.

     The Company has an arrangement under which it pays Rod L. Stambaugh, its President, $130,000 per year. Mr. Stambaugh may also be granted stock options as approved by the Board of Directors.

     The Company also has employment arrangements with Robert E. Robichaud, Clyde F. Casciato and Raymond J. Mueller. Mr. Robichaud receives a salary of $125,000 per year and may be entitled to a performance bonus of up to $25,000 for fiscal year 1998, based on the performance of the Company. He was granted options to purchase up to 50,000 shares of Common Stock at $3.95 per share under the Company's 1992 Stock Option Plan, with a vesting schedule of 10% as of his date of hire (September 5, 1997) and 3% per month thereafter. Mr. Casciato receives a salary of $80,000 per year, and may be entitled to a bonus of $30,000 for fiscal year 1998, based on the Company's performance. Mr. Mueller receives a salary of $100,000 per year and may be entitled to a bonus of $25,000 for fiscal year 1998, based on the Company's performance. Messrs. Casciato and Mueller have been granted stock options under the Company's 1992 Stock Option Plan to purchase 50,000 shares of Common Stock, exercisable at $4.24 per share (for Mr. Casciato's options) and $6.34 per share (for Mr. Mueller's options). The options have the same vesting schedule as Mr. Robichaud's options. Mr. Casciato's date of hire was August 25, 1997; Mr. Mueller was hired on November 24, 1997. These executive officers may also be granted up to an additional 50,000 options based on the attainment by the Company of certain performance goals. The executive bonus plan is subject to approval by the Board of Directors. Pursuant to the Amended 1992 Stock Option Plan, all granted options immediately vest and become exercisable upon a merger, acquisition, sale of all assets or other change in control of the Company.

       Stock Option Plan

       General. The Company's Amended 1992 Stock Option Plan (the "Plan") was adopted for the purpose of granting employees, directors and consultants of the Company options to purchase Common Stock so that they may have the opportunity to participate in the growth of the Company and to provide these people with an increased incentive to promote the interests of the Company.

       Administration of the Plan. The Plan is administered by at least two disinterested members of the Board of Directors (the "Board") or the Board itself. The Board may from time to time adopt rules and regulations as it deems advisable for the administration of the Plan, and may alter, amend or rescind any such rules and regulations in its discretion. The Board has the power to interpret, amend or discontinue the Plan.

       Grant of Options. Options may be granted under the Plan for a total of 2,680,000 shares of Common Stock. The number of shares underlying options available to the Plan was increased to 2,680,000 from 880,000 on August 6, 1997, by the Board of Directors, subject to shareholder approval at the next Annual Meeting of Shareholders. As of November 30, 1997, there were a total of 645,181 options outstanding under the Plan, 263,731 of which were vested. Additional grants of options may be made only to employees, directors and consultants of the Company and any parent or subsidiary. The Board determines the terms of options granted under the Plan, including the type of option (which can be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or a non-qualified stock option), the exercise price, the number of shares subject to the option, and the exercisability thereof. The Board also determines, at the time of grant, the period during which the option will be exercisable, subject to the limitations of the Plan. Unless otherwise provided at the time of grant, options to employees vest 10% at the time of grant and 3% per month thereafter. An option to purchase 20,000 shares at fair market value is automatically issued under the Plan to each non-employee director as of the director's anniversary date. Options granted to non-employee directors vest 25% at the time of grant and 25% at each six month anniversary thereafter. See "Director Compensation," above.

       Terms and Conditions of Options. The Board may impose on an option any additional terms and conditions which it deems advisable and which are not inconsistent with the Plan. The exercise price of any stock option granted under the Plan must not be less than 100% of the fair market value of a share of Common Stock on the date of grant, except that as to an optionee who at the time an incentive stock option is granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the exercise price of such incentive stock option must be at least equal to 110% of the fair market value of the shares as of the date prior to the date of the grant. In addition, no incentive stock option can be granted to any employee where the aggregate fair market value of the shares (determined at the date of such option grant) for which such incentive stock options are exercisable for the first time in any calendar year exceeds $100,000. In connection with a merger, sale of all of the Company's assets, or other transaction which results in the replacement of the Company's Common Stock with the stock of another corporation, all granted options (including unvested options) become exercisable immediately prior to the consummation of the transaction, unless other provisions are made with respect to those options.

       Exercise of Options. An optionee may exercise less than all of the vested portion of an option, in which case such unexercised, vested portion shall continue to remain exercisable, subject to the terms of the Plan, until the option terminates. Vested options must be exercised within three months of an optionee's termination of employment with the Company.

       Federal Income Tax Consequences.

       Incentive Stock Options. The Company anticipates that all options granted under the Plan and treated by the Company as "incentive stock options," that is, a stock option described in Section 422 of the Code, will have the following anticipated (but not guaranteed) federal income tax consequences, among others: the optionee will recognize no income at the time of grant; upon exercise of the incentive stock option, no income will result to any party; if there is no disposition of the shares until a date that is both (i) two years from the grant of an incentive stock option and (ii) one year from its exercise, no amount will be ordinary income and, upon disposition in a taxable transaction, the employee will receive long-term capital gain or loss treatment equal to the difference between his amount realized and the option price; any gain realized upon a disposition other than as set forth above may result in ordinary income tax treatment to the optionee; generally, the Company receives no deduction in connection with the transaction; and, certain optionees may incur alternative minimum tax treatment under the Code upon exercise of an incentive stock option.

       Non-qualified   Stock   Options.   The  Company   anticipates   that  all
non-qualified stock options granted under the Plan will have the following anticipated (but not guaranteed) federal income tax consequences, among others: the optionee will recognize no income at the time of grant; upon exercise of the non-qualified stock option, the individual to whom the option is granted should be deemed to receive ordinary income at the time of exercise equal to the excess, if any, of the fair market value of the acquired shares at such time over the option price for such shares; if the shares acquired upon the exercise of a non-qualified stock option are disposed of in a taxable transaction, the individual disposing of such shares will have a realized and recognized capital gain or loss equal to the difference, if any, between the amount realized and the adjusted basis of such shares to him; such gain or loss will be long-term or short-term depending on whether or not such shares are held for longer than six months; and, the adjusted basis usually (but not always) will include the option price plus any ordinary income described above with respect to such shares.

Form S-8 Registration of Shares of Common Stock
Issuable Pursuant to Options Under the Plan

       The Company has registered up to 880,000 shares of Common Stock underlying options issuable under the Plan with the United States Securities and Exchange Commission (the "SEC") under a Form S-8 Registration Statement that was effective as of September 1995. If Proposal 4 is approved, and the number of shares issuable pursuant to exercise of options issuable under the Plan is increased by 1,800,000 shares, the Company intends to amend its Form S-8 Registration Statement to add the 1,800,000 additional shares of Common Stock to those registered under that Registration Statement.

Beneficial Ownership of Common Stock

       The  following  table  sets  forth  certain  information   regarding  the
beneficial ownership of the Company's Common Stock (the only class of the Company's stock outstanding), as of November 30, 1997, by (i) each director and nominee for director, (ii) the Named Executive Officer and the current Chief Executive Officer, (iii) all persons, including groups, known to the Company to own beneficially more than five percent (5%) of the outstanding Common Stock of the Company, and (iv) all executive officers and directors as a group. A person (or group) is deemed to be a beneficial owner of Common Stock that can be acquired by such person or group within 60 days from November 30, 1997 upon the exercise of warrants, options or other rights exercisable for, or convertible into, Common Stock. As of November 30, 1997, there were a total of 9,212,420 shares of Common Stock outstanding.

       Except as otherwise indicated, the address of each of the following persons is c/o U.S. Wireless Data, Inc., 2200 Powell Street, Suite 450, Emeryville, CA 94608.

                                                           Shares Beneficially Owned (1)
                                                                             Percent
                                                                                of
Name of Beneficial Owner                                       Number         Class
------------------------                                       ------         -----
Rod L. Stambaugh................................            427,700 (2)       4.5%
Evon A. Kelly...................................            150,000 (3)       1.6%
Richard S. Barton...............................                    -0-       0.0%
Caesar Berger...................................            202,704 (4)       2.2%
Alan B. Roberts.................................             18,740 (5)         *
Chester N. Winter...............................            100,281 (6)       1.1%
John M. Liviakis................................          3,971,250 (7)       37.4%
  2420 "K" Street, Suite 220
  Sacramento, CA 95816
Robert B. Prag..................................          1,470,000 (8)       14.9%
  2420 "K" Street, Suite 220
  Sacramento, CA 95816
Liviakis Group                                            5,295,250 (9)       47.8%
  2420 "K" Street, Suite 220
  Sacramento, CA 95816
                                       -8-

entrenet Group, LLC                                         580,000 (10)       5.9%
  5213 El Mercado Parkway, Suite D
  Santa Rosa, CA 95403...........................
All directors and executive officers
     as a group (9 persons)......................           920,925 (11)       9.5%

------------------

 *     Represents less than 1% of outstanding shares.
(1) Except as specifically indicated in the footnotes hereto, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as otherwise indicated in the other footnotes to this table. Beneficial ownership is determined in accordance with the rules of the United States Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options, warrants or rights held by that person that are currently exercisable or exercisable, convertible or issuable within 60 days of November 30, 1997, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(2) Includes shares underlying a total of 75,200 options exercisable within 60 days of November 30, 1997.
(3) Includes shares underlying a total of 150,000 options exercisable within 60 days of November 30, 1997.
(4) Includes 192,704 shares owned of record by Cardservice International, Inc. ("CSI"), a company for which Mr. Berger serves as executive vice president and which is a significant customer of the Company. See "Certain Transactions." Mr. Berger disclaims any beneficial ownership of the shares owned of record by CSI. Also includes 10,000 shares underlying options exercisable within 60 days of November 30, 1997.
(5) Includes shares underlying a total of 10,000 options and 2,631 warrants exercisable within 60 days of November 30, 1997.
(6) Includes shares underlying a total of 77,781 options exercisable within 60 days of November 30, 1997.
(7) The information shown is based upon Schedule 13D/A (Amendment No. 2) dated November 26, 1997 filed on behalf of Liviakis Financial Communications, Inc. ("LFC"), John M. Liviakis, Renee A. Liviakis and Robert B. Prag (collectively the "Liviakis Group"). John M. and Renee A. Liviakis are the owners of LFC and Robert B. Prag is an executive officer of LFC. The number of shares shown includes a total of 2,625,000 shares of Common Stock and 1,200,000 shares of Common Stock underlying warrants owned by Mr. Liviakis as an individual, plus 146,250 shares of Common Stock issuable to LFC pursuant to a consulting agreement between the Company and LFC dated July 25, 1997, under which the Company was obligated to issue 123,750 of the shares as of November 15, 1997 and 22,500 additional shares of Common Stock within 60 days of November 30, 1997. See "Certain Transactions."
(8) The information shown is based upon Schedule 13D/A (Amendment No. 2) dated November 26, 1997 filed on behalf of the Liviakis Group. Robert B. Prag is an executive officer of LFC. The number of shares shown includes a total of 875,000 shares of Common Stock and 400,000 shares of Common Stock underlying warrants owned by Mr. Prag as an individual, plus 48,750 shares of Common Stock issuable to Mr. Prag pursuant to the consulting agreement between the Company and LFC described in footnote (7) to this table, under which the Company was obligated to issue 41,250 shares as of November 15, 1997 and 7,500 additional shares of Common Stock to Mr. Prag within 60 days of November 30, 1997. The number of shares shown also includes the 146,250 shares of Common Stock issuable to LFC as described in footnote (7) to this table which are reported in the Schedule 13D/A as being subject to shared voting and dispositive power between Mr. Liviakis, Ms. Liviakis, Mr. Prag and LFC. See "Certain Transactions."
(9) The information shown is based upon Schedule 13D/A (Amendment No. 2) dated November 26, 1997 filed on behalf of the Liviakis Group. The number of shares shown includes all shares of Common Stock included in footnotes (7) and (8) to this table as to which any person in the Liviakis Group exercises sole or shared voting and disposition power, except that the 146,250 shares issuable to LFC are included only once in the share number shown. See "Certain Transactions."
(10) Includes 300,000 shares underlying a convertible debenture issued as a consulting fee to entrenet. Also include 280,000 shares issuable to entrenet as a finder's fee as of August 6, 1997, at such time as the Company has obtained shareholder approval for an increase in authorized Common Stock to no less than 40,000,000 shares. See "Certain Transactions."

                                       -9-

(11) Includes all shares underlying options and warrants as described in footnotes (2) - (6) of this table. Also includes a total of 31,500 shares underlying options issued to three additional executive officers which are exercisable within 60 days of November 30, 1997. See "Management - Executive Compensation."

Section 16(a) Beneficial Ownership Reporting Compliance

       Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

       The information required to be disclosed in this section of this Proxy Statement is incorporated by reference from Amendment No. 1 to the Company's Annual Report on Form 10-KSB/A for the fiscal year ended June 30, 1997, from
Item 9, under the caption "Compliance with Section 16(a) of the Exchange Act." A copy of that report is being mailed to shareholders with this Proxy Statement.

Certain Transactions

       Transactions with Cardservice International, Inc.

       Mr. Caesar Berger, a director of the Company, is also an officer of Cardservice International, Inc. CSI has been involved with the Company in what is primarily a customer - vendor relationship, and CSI purchased approximately $698,000 and $398,000 in product from the Company in the fiscal years ended June 30, 1997, and 1996, respectively. In fiscal 1996, CSI advanced the Company $162,500 for the purchase of raw materials in exchange for warrants to purchase a total of 142,544 shares of Common Stock, exercisable at 150% of the then current market price, including registration rights on the underlying shares. CSI exercised those warrants as of April 26, 1996; however, rather than exercise its registration rights, CSI has been selling shares from time to time under SEC Rule 144. The Company is obligated to pay royalties to CSI on future sales of POS-50(R) product built with the inventory in the amount of $150 per unit on the first 1,000 units and $100 per unit on any additional units.

     Transactions with Liviakis Financial Communications, Inc. ("LFC") and Affiliates of LFC

       In July of 1997, the Company entered into a Consulting Agreement with Liviakis Financial Communications, Inc. ("LFC") pursuant to which LFC provides the Company with financial and business consulting and public and investor relations services. The Company is obligated to pay Liviakis $10,000 in cash and issue a total of 300,000 shares of its Common Stock as consulting fees over the one year term of the Consulting Agreement. 75% of the shares are issuable to LFC and 25% are issuable to Mr Robert B. Prag, an executive officer of LFC. As of November 30, 1997, the Company was obligated to issue 123,750 shares to LFC and 41,250 shares to Mr. Prag under the Consulting Agreement. Pursuant to the Consulting Agreement, the Company must also pay LFC cash equal to 2.5% of the gross proceeds received in any direct financing located for the Company by LFC. As of December 10, 1997, the Company was obligated to pay LFC $76,500 as a finder's fee in connection with the closing of a $3,060,000 private placement of the Company's 8% Adjustable Rate Convertible Subordinated Debentures Due December 31, 1999 (the "8% Debentures"), by reason of LFC's having located JW Charles Securities, Inc., the finder used by the Company in the offering of the 8% Debentures. See "8% Debenture Offering and Relationship to Proposals 2 and 3," below.

       The Company also sold a total of 3,500,000 shares of Common Stock and warrants to purchase up to an additional 1,600,000 shares of Common Stock at $.01 per share (the "Liviakis Warrants") to two affiliates of LFC, Messrs. John Liviakis and Robert B. Prag, in August 1997, for $500,000 in cash. Pursuant to this transaction, Messrs. Liviakis and Prag became significant shareholders of the Company. See "Beneficial Ownership of Common Stock." The Common Stock issued (and issuable pursuant to the Consulting Agreement and upon exercise of the Liviakis Warrants) to LFC and Messrs. Liviakis and Prag carries registration rights (which include the right to register any other shares of the Company which they may possess at the time of any registration in which they have a right to include shares), including a one-time demand registration and unlimited "piggyback" registrations, with the costs thereof to be borne by the Company. The registration rights expire at the earlier of three years from August 4, 1997 or at such time as all shares may be sold without restriction under SEC Rule 144. Pursuant to the agreement by which they purchased the interests, Messrs. Liviakis and Prag were granted the right to approve the appointment of a Chief Executive Officer, Chief Financial Officer and Vice President of Sales, which they have done. They also have the right to approve the nominations of up to two non-employee directors. They have approved the appointment of Richard A. Barton as a director of the Company but have not exercised their rights regarding another director as of the date of this Proxy Statement.

       At the time the Liviakis Warrants were sold to Messrs. Liviakis and Prag, the Company did not (and presently does not) have an adequate number of authorized and unissued shares of Common Stock available to allow for the exercise of the warrants. The subscription agreement pursuant to which they purchased their shares and the Liviakis Warrants therefore provides that the Liviakis Warrants are not exercisable until January 15, 1998, and in the event that the Company is unable to issue the shares of Common Stock underlying the Liviakis Warrants at the time of an attempted exercise, the Company is obligated to repurchase any Liviakis Warrants for which the Company cannot issue shares for the difference between the then-current market price of the Common Stock and the exercise price of the warrants. Messrs. Liviakis and Prag entered into a Letter Agreement with the Company as of October 20, 1997, pursuant to which they agreed that the Liviakis Warrants would not become exercisable until the later of January 15, 1998, or the time immediately following the next Annual Meeting of Shareholders of the Company. The Company agreed it would submit a proposed amendment to its shareholders at that meeting to increase the number of authorized shares of Common Stock to no less than 40,000,000. If the Company's shareholders do not approve Proposal 2 being submitted at this meeting, Messrs. Liviakis and Prag's repurchase rights as to warrants for which the Company cannot issue shares upon attempted exercise will again become effective. As of November 11, 1997, Messrs. Liviakis and Prag entered into a Shareholder Voting Agreement with the Company to vote all shares owned by them as of the record date of this meeting in favor of Proposals 2 and 3. See "Proposal 2" and "Proposal 3."

       Between October 14 and November 30, 1997, the Company received several bridge loans from LFC in the total amount of $475,000. The Company was obligated to pay LFC interest on the amount borrowed at the rate of 9% per annum. The Company paid LFC the amount due on these loans, with interest at the stated rate, from the proceeds of the sale of the 8% Debentures sold on December 10, 1997. See "8% Debenture Offering and Relationship to Proposals 2 and 3," below.

       Transactions with entrenet Group, LLC

       In June 1997, the Company entered into a consulting agreement with entrenet Group, LLC ("entrenet"), for purposes of assisting the Company in strategic planning, the creation of a detailed business and marketing plan and in locating financing sources. For its services, the Company issued a $150,000 convertible debenture to entrenet, with interest payable at 10% per annum, due in full on or before June 2, 1998. Principal and interest are convertible into Common Stock of the Company over the year ending June 2, 1998, at $.50 per share. See "Beneficial Ownership of Common Stock." In addition, the Company was obligated to pay entrenet a finder's fee of 8% for any direct financings it located for the Company. entrenet located LFC and was therefore entitled to a finder's fee for that $500,000 financing. A difference developed over interpretation of the consideration payable to entrenet as its finder's fee for locating LFC. The matter was resolved by the Company and entrenet agreeing that the Company would issue entrenet a total of 280,000 shares of its Common Stock at such time as the Company has obtained shareholder approval for an increase in authorized Common Stock to no less than 40,000,000 shares. See "Proposal 2." The Company has also granted entrenet "piggyback registration rights" covering all shares of Common Stock issuable to it under the debenture and as payment of the finder's fee which entitle entrenet to have their shares included in any registration filed by the Company.

8% Debenture Offering and Relationship to Proposals 2 and 3

     On December 10, 1997, U.S.  Wireless Data,  Inc. (the  "Company")  closed a
private   offering  of  $3,060,000   principal  amount  of  8%  Adjustable  Rate
Convertible Subordinated Debentures due December 31, 1999 (the "8%

Debentures"). The net proceeds to the Company from the offering were $2,769,300, after paying finder's fees of $290,700, but before paying additional expenses of the offering, which are estimated at $50,000.

       The Debentures will automatically convert into shares of no par value Series A Cumulative Convertible Redeemable Preferred Stock, with a stated value of $1.00 per share (the "Series A Preferred Stock") at any time prior to maturity, unless previously redeemed or converted into shares of the Company's no par value common stock (the "Common Stock"), upon effectiveness of an amendment to the Company's Articles of Incorporation authorizing the Company to issue up to 15,000,000 shares of Preferred Stock, up to 4,000,000 of which may be designated by the Board of Directors as shares of Series A Preferred Stock. That amendment is being submitted to shareholders at this meeting as Proposal 3. The conversion rate will be equal to one share of Series A Preferred Stock for each dollar of principal face amount of the Debentures being converted. Any accrued but unpaid interest owing on the Debentures to the date of conversion will be paid either in cash or in Common Stock of the Company. No fractional shares of Series A Preferred Stock will be issued upon conversion.

       The Debentures or the shares of Series A Preferred Stock into which they have been converted will be further convertible at the option of the holder into shares of Common Stock effective upon (a) an amendment to the Company's Articles of Incorporation increasing the number of shares of authorized Common Stock (which is being submitted to shareholders at this meeting as Proposal 2) and (b) the earlier of (i) a declaration of effectiveness by the Securities and Exchange Commission (the "SEC") of a registration statement covering the shares of Common Stock into which the Debentures or Series A Preferred Stock are convertible (the "Common Stock Registration Statement") or (ii) 150 days from December 10, 1997. The rate at which the Debentures or Series A Preferred Stock are convertible (either per dollar of Debenture or per share of Series A Preferred Stock, into Common Stock (the "Conversion Price") is equal to the lesser of (i) $6.00 per share of Common Stock or (ii) 80% of the average of the closing bid price of the Common Stock over the five trading days prior to conversion. The Conversion Price is no less than $4.00 per share of Common Stock for 270 days from December 10, 1997 (the "Minimum Conversion Price"). After that 270 day period, the Minimum Conversion Price no longer applicable. No fractional shares of Common Stock will be issued upon conversion of Debentures or shares of Series A Preferred Stock; rather, the Company will either pay cash for such fractional share or apply a rounding formula to issue only full shares of Common Stock.

       The Debentures (or the Series A Preferred Stock into which the Debentures have become converted) automatically convert to Common Stock (if a sufficient number of shares are available) if the Company closes a $5,000,000 public offering at a minimum share price of $10.00. The shares of Common Stock into which the Debentures and/or the Series A Preferred Stock are convertible and which are issuable as interest on the Debentures and dividends on the Series A Preferred Stock are hereafter referred to as the "D/PS Common Stock."

       Interest on the Debentures (or cumulative dividends on the Series A Preferred Stock which become payable once the Debentures have become converted to Series A Preferred Stock) are payable in arrears to holders of record as of March 31, June 30, September 30 and December 31 of each year, beginning December 31, 1997, at an initial rate of 8% per annum, subject to reduction to 4% per annum upon effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering the Common Stock issuable upon conversion of the Debentures (or the Series A Preferred Stock into which the Debentures have become converted) (the "Common Stock Registration Statement"). Unless converted or redeemed, the Debentures will be due and payable in full on December 31, 1999. Interest on the Debentures (or dividends on the Series A Preferred Stock if the Debentures have become converted to Series A Preferred Stock) is payable in Common Stock, if possible.

       The Company does not presently have an adequate number of shares of Common Stock authorized to allow payment of interest on the Debentures (or dividends on the Series A Preferred Stock) to be paid in shares of Common Stock or to allow for conversion of the Debentures or Preferred Stock into shares of Common Stock, nor does the Company have shares of Preferred Stock presently authorized. Proposal 2 submits to shareholders an amendment to the Company's Articles of incorporation to increase the number of shares of Common Stock from its present number of 12,000,000 shares to 40,000,000 shares to its shareholders. Proposal 3 submits to shareholders an amendment to the Company's Articles of Incorporation to authorize a total of 15,000,000 shares of no par value "blank check" Preferred Stock (up to 4,000,000 of which would then be immediately designated by the Board of Directors as Series A Preferred Stock into which the Debentures would then automatically become converted). If Proposal 2 is approved but Proposal 3 is not, the Debentures would not be converted into shares of Series A Preferred Stock but would become convertible directly into shares of Common Stock as described above. If Proposal 2 is not approved, interest or dividends on the Debentures will be payable in cash and the Debentures (or Series A Preferred Stock, if Proposal 3 is approved but Proposal 2 is not) will remain as unsecured, subordinated, interest or dividend bearing obligations of the Company, payable in cash.

       Assuming approval of Proposal 2 by shareholders, the number of shares of Common Stock issuable at each interest or dividend payment date will be determined by applying the applicable interest rate to determine the dollar amount of the payment due, then converting that amount to the appropriate number of shares based on the average closing bid price of the Common Stock over the last five trading days of the quarter, as quoted on the OTC Electronic Bulletin Board or the price as quoted on The Nasdaq Stock Market or another exchange, if and when the stock is listed on any such exchange. No fractional shares of Common Stock will be issued as interest or dividends; rather, a Holder entitled to a fractional share will receive at the Company's option, either a cash payment for such fractional share or the next higher or lower number of whole shares, as calculated using a rounding formula.

       The Company also entered into an agreement with the purchasers of the Debentures to file a registration statement with the SEC covering the D/PS Common Stock within 90 days of December 10, 1997. The Company will use its best efforts to obtain effectiveness of the registration statement. However, if the Company is unable to do so within 150 days of December 10, 1997, the Conversion Price (or Minimum Conversion Price, if then in effect) for the Debentures and/or Preferred Stock will be discounted by 2% off the then-existing conversion price for each thirty day period (or fraction of any thirty day period) during which the registration statement is not effective after such 150th day and such discount will apply thereafter to determine the Conversion Price or Minimum Conversion Price applicable to the Debentures and/or Preferred Stock. The Company is to use its best efforts to maintain effectiveness of the registration statement for 16 months from June 30, 1998. The Company will be required to include up to approximately 6,385,000 additional shares in the registration statement which are the subject of "piggyback" registration rights granted to other holders of the Company's securities. A total of 5,100,000 of those shares are registrable for the benefit of Liviakis Financial Communications, Inc. ("LFC") and two affiliates of LFC, Messrs. John M. Liviakis and Robert B. Prag. LFC and Messrs. Liviakis and Prag have agreed that they will not sell any shares under the registration (even if they elect to have their shares included in the registration) until at least July 31, 1998. See "Certain Transactions."

       The Company may redeem the Debentures and/or the Preferred Stock at any time during the first 270 days following the initial closing date of this offering (and for 60 days thereafter under certain circumstances) if the closing bid price (or last sale price, if available) of the Common Stock for at least 20 trading days in any consecutive 30 trading day period is less than the Minimum Conversion Price. The Company must pay 118% of the holder's initial cash investment to redeem either Debentures or Preferred Stock, plus pay accrued but unpaid dividends to the date of redemption. The Company may also redeem any Preferred Stock outstanding three years from December 10, 1997, at stated value plus accrued and unpaid dividends.

       The Company has agreed with the purchasers of the Debentures that it will not offer any equity securities in private offerings pursuant to SEC Regulations D or S or otherwise, for 150 days from December 10, 1997. After such period, and continuing until the shares underlying the Debentures and/or Series A Preferred Stock have been registered for public sale, the Company has granted a first right of refusal to the purchasers of the Debentures to purchase any equity securities offered privately by the Company pursuant to SEC Regulations D or S or otherwise.

       The offering of 8% Debentures was made pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act. The Debentures, the Series A Preferred Stock and the D/PS Common Stock (hereafter collectively referred to as the "Securities") are or will, when issued, be "restricted securities" as defined under Rule 144 of the Securities Act. Holders will not be able to resell the Securities absent an effective registration statement covering the Securities or an exemption from such registration requirements, the availability of which must be demonstrated to the satisfaction of the Company. There is currently no public market for the Debentures or the Preferred Stock and there is no intention that any public trading market develop for the Debentures or Preferred Stock.

     JW Charles Securities, Inc. of Boca Raton, Florida, acted as finder for the Company in connection with the offering. JW Charles received a finder's fee of 7% of the gross offering proceeds and a Stock Purchase Warrant to purchase 50,000 shares of the Company's Common Stock at $6.525 per share, exercisable until December 9, 2000. The shares underlying the Warrant have both demand and "piggyback" registration rights. The Company is also obligated to pay a finder's fee of 2.5% of the gross offering proceeds, or $76,500, to Liviakis Financial Communications, Inc. for its assistance in locating JW Charles Securities. See "Certain Transactions."

       The foregoing summarizes the terms and conditions of certain agreements entered into between the Company and the purchasers of the 8% Debentures. The descriptions of the terms of the agreements are qualified in their entirety by reference to copies of the operative documents, including the Debenture Agreement (including the form of 8% Debenture Certificate), the Registration Rights Agreement and the Form of Subscription Agreement which have been filed by the Company with the SEC as Exhibits to its Form 8-K Current Report Reporting an Event of December 14, 1997. Copies of these documents as filed by the Company are available through the SEC's Edgar database and will also be made available to any shareholder upon written request to the Company at its principal offices located at 2200 Powell Street, Suite 450, Emeryville, CA 94608, Attn: Robert E. Robichaud, Asst. Secretary. The proposed form of Articles of Amendment to the Company's Articles of Incorporation including the Designation of Series A Cumulative Convertible Redeemable Preferred Stock to be authorized by the Board of Directors for filing with the Colorado Secretary of State if Proposal 3 is approved is included as Exhibit B to this Proxy Statement.

                              PROPOSALS FOR VOTING

PROPOSAL 1:  ELECTION OF DIRECTORS

       The Board of Directors has nominated the persons named above for election as directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified.

       Vote Required

       In order to be elected as a director, a nominee will have to receive a majority of the votes cast for that nominee, assuming a quorum (which consists of a majority of the shares entitled to vote at the meeting) is present at the meeting. Cumulative voting in the election of directors is not allowed. See "Voting," above.

       Board Recommendation

       The Board of Directors recommends that the shareholders vote FOR the reelection of the six incumbent directors described above under "Information Relating to Various Proposals - Information Concerning Directors."

PROPOSAL 2:  AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO AMEND
ARTICLE 4 TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK TO 40,000,000

       The Board of Directors has adopted resolutions to approve an amendment to
Article 4 of the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 12,000,000 to 40,000,000. The proposed Amendment to the Articles of Incorporation which would be filed with the Colorado Secretary of State upon approval of Proposals 2 and 3 is included as Exhibit A to this Proxy Statement. If either Proposal 2 or 3 is rejected by shareholders, appropriate modifications will be made to Exhibit A prior to filing to reflect the actions taken by the Company's shareholders.

       Need to Increase Authorized Common Stock

       The Company does not presently have enough authorized and unissued Common Stock to honor the exercise or conversion of outstanding options, warrants and rights entitling the holders thereof to acquire shares of Common

Stock (the "Common Stock Instruments"). As of November 30, 1997, the Company had a total of 9,212,240 shares of Common Stock outstanding. There were a total of approximately 4,695,760 additional shares of Common Stock issuable pursuant to outstanding Common Stock Instruments as of November 30, 1997, although by reason of vesting schedules and agreements with the holders of certain of those Common Stock Instruments, only approximately 2,069,580 shares are presently issuable. Once fully vested, or the agreements to postpone issuance rights expire, the Company would be short by approximately 1,908,000 shares of Common Stock if all holders of Common Stock Instruments invoked their rights to shares of the Company's Common Stock.

       In addition, since November 30, 1997, the Company has issued the 8% Debentures and the 50,000 share Common Stock Purchase Warrant to JW Charles Securities, Inc. described above. At a conversion price of $6.00 per share of Common Stock, the $3,060,000 of 8% Debentures or 3,060,000 shares of Series A Preferred Stock would require 510,000 shares of Common Stock upon conversion; at $4.00 per share (the Minimum Conversion Price which is in effect for 270 days from December 10, 1997), 765,000 shares of Common Stock would be issuable on conversion. See "8% Debenture Offering and Relationship to Proposals 2 and 3" above.

       Most of the Common Stock Instruments are backed by the representation of the Company that it would at all times keep an adequate number of shares of Common Stock reserved to honor the Common Stock Instrument or, more recently, that it would repurchase the Common Stock Instrument for a specified amount (generally the fair market value of the issuable shares less the consideration to be received therefor) if it is unable to issue the shares of Common Stock underlying the Instrument. It is therefore imperative that the Company's Articles of Incorporation be amended to increase the authorized number of shares of Common Stock in order for the Company to be able to honor existing obligations. The deficit between the number of available, authorized and unissued shares of Common Stock and the Company's obligations also makes it impossible for the Company to pursue any additional financings or other transactions requiring Common Stock.

     Certain  Effects  Of  Authorized  But  Unissued  Common  Stock,   Including
Anti-Takeover Implications

       Upon approval of Proposal 2, there will be approximately 26,042,000 shares of Common Stock available for future issuance without further shareholder approval (less additional reservations of shares to honor conversion rights of the Debentures and/or Series A Preferred Stock). The additional authorized shares of Common Stock would also be available for issuance (subject to further shareholder approval if required by law or applicable stock exchange rules) at such times and for such proper corporate purposes as the Board of Directors may approve. These additional shares may be utilized for a variety of corporate purposes including future private or public offerings to raise additional capital, to pay Company debts or to facilitate corporate acquisitions, conversions of convertible securities, employee benefit plans, stock splits effected in the form of stock dividends, and other general corporate purposes. Increasing the authorized Common Stock will give the Company greater flexibility and will allow the Company to issue additional Common Stock for the purposes described above.

       One of the effects of the existence of unissued and unreserved Common Stock may be to enable the Board of Directors to issue shares to persons friendly to current management which could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of the Company's management. For example, the issuance of shares of Common Stock in a public or private sale, merger, or similar transaction would increase the number of the Company's outstanding shares, thereby diluting the interest of a party seeking to acquire control of the Company.

       The Company does not currently have any plans to issue additional shares of Common Stock other than shares of Common Stock as interest on, or in conversion of, the 8% Debentures, as dividends on, or in conversion of, the Series A Preferred Stock (if Proposal 3 is approved), and upon the exercise or conversion of the Common Stock Instruments which have been issued to date or which may be issued in the future to the Company's employees, nonemployee directors, consultants or others.

       Vote Required

       The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is needed for the approval of this proposal. Abstentions and broker non-votes will have the same effect as a vote against Proposal 2.

       Each of the Company's officers, directors and 5% owners have executed voting agreements with the Company pursuant to which they have agreed to vote any and all shares they own as of the record date of this meeting in favor of Proposal 2. See "Beneficial Ownership of Common Stock," above.

       Recommendation of the Board of Directors

       For the reasons stated above, the Board of Directors believes that approval of Proposal 2 is essential to the ability of the Company to pursue its business plan and to honor the obligations it has to holders of Common Stock Instruments and the 8% Debentures. The Board of Directors therefore recommends that the shareholders vote FOR Proposal 2.

PROPOSAL  3:  AMENDMENT  TO THE  COMPANY'S  ARTICLES OF  INCORPORATION  TO AMEND
ARTICLE 4 TO AUTHORIZE 15,000,000 SHARES OF "BLANK CHECK PREFERRED STOCK, UP TO 4,000,000 OF WHICH ARE TO BE IMMEDIATELY DESIGNATED AS SERIES A PREFERRED STOCK

       Reasons for Proposal 3

       The Board of Directors has adopted resolutions to approve an amendment to
Article 4 of the Company's Articles of Incorporation to authorize 15,000,000 shares of what is commonly known as "blank check" Preferred Stock. The term "blank check" Preferred Stock refers to stock for which the designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof are determined by the board of directors of a company. If Proposal 3 is approved, the Board of Directors will act immediately to designate up to 4,000,000 shares of Preferred Stock as Series A Preferred Stock to effect conversion of the 8% Debentures into shares of Series A Preferred Stock. See "8% Debenture Offering and Relationship to Proposals 2 and 3" above.

       The purpose of Proposal 3 is thus two-fold: first, to authorize shares of undesignated Preferred Stock which may be designated and issued from time to time by the Board of Directors for a variety of corporate purposes including future private or public offerings to raise additional capital, to pay Company debts or to facilitate corporate acquisitions, conversions of convertible securities, employee benefit plans, stock splits effected in the form of stock dividends, and other general corporate purposes; second, to authorize the class of stock needed to allow the Board of Directors to designate up to 4,000,000 shares of such class as Series A Preferred Stock, which will effect conversion of the 8% Debentures.

     Description of "Blank Check" Preferred Stock, Including Anti-Takeover Implications

       If Proposal 3 is approved, the Board could authorize the issuance, at any time or from time to time, of one or more series of Preferred Stock, generally without any further shareholder approval unless required by law or applicable stock exchange rules. The Company is not presently subject to any stock exchange rules which would require such shareholder approval. In addition, the Board would determine all designations, relative rights, preferences, and limitations of such stock including but not limited to the following: designation of series and numbers of shares; dividend rights; rights upon liquidation or distribution of assets of the Company; conversion or exchange rights; redemption provisions; sinking fund provisions; and voting rights.

       One of the primary purposes of authorizing the Board of Directors to designate and issue shares of Preferred Stock is to eliminate delays associated with a shareholder vote on specific issuances. The Board of Directors may, however, subject to their duties to existing shareholders, issue Preferred Stock with voting and conversion rights which could adversely affect the voting power of the holders of Common Stock, and which could, among other things, have the effect of delaying, deferring or preventing a change in control of the Company. The Board of Directors is required to make any determination to issue shares of Preferred Stock based on its judgment as to the best interests of the shareholders and the Company; however, the Board of Directors could issue shares of Preferred Stock that could, depending on the terms of such series, make more difficult an attempt to obtain control of the Company by merger, tender offer, proxy contest or other means.

       While the Company may consider effecting an equity offering of Preferred Stock or otherwise issuing such stock in the future for purposes of raising additional capital or for acquisitions, the Company, other than the Series A Preferred Stock to be immediately designated upon approval of Proposal 3 as described herein, has no agreements or understandings as of the date hereof with any third party to effect any such offering or acquisition, or to purchase any shares offered in connection therewith, or to vote any such shares, and no assurances are given that any offering will in fact be effected or that an acquisition pursuant to which such shares may be issued will be proposed and consummated. Therefore, the terms of any Preferred Stock subject to this proposal (other then the Series A Preferred Stock described herein) cannot be stated or estimated with respect to any or all of the securities authorized.

       Description of Series A Preferred Stock

Generally

       As described above under "8% Debenture Offering and Relationship to Proposals 2 and 3," the Board of Directors will designate up to 4,000,000 shares of Preferred Stock as Series A Preferred Stock to allow the 8% Debentures to be converted into shares of Series A Preferred Stock. As of the date hereof, a total of 3,060,000 shares of Series A Preferred Stock would be required to effect conversion of the 8% Debentures. Any shares not required to honor such conversion rights would be removed from the Designation.

       The shares of Series A Preferred Stock will carry a stated value of $1.00 per share. When issued, the Series A Preferred Stock will be duly and validly issued, fully paid and nonassessable and the holders will have no preemptive rights. The Series A Preferred Stock will not be subject to any sinking fund or other obligation of the Company to redeem or retire the Series A Preferred Stock. Unless earlier redeemed by the Company, the Series A Preferred Stock will have a perpetual maturity. Any Series A Preferred Stock redeemed or otherwise acquired by the Company will, upon cancellation, have the status of authorized but unissued Preferred Stock subject to reissuance by the Board of Directors as Series A Preferred Stock or as shares of Preferred Stock of any one or more other, different series.

Dividends

       Holders of the Series A Preferred Stock are entitled to receive cumulative quarterly dividends, when, as and if declared by the Board of Directors, out of the funds of the Company legally available therefor, initially at a per annum rate of 8% per share. The dividend rate will be reduced to 4% per annum upon initial effectiveness of an SEC registration statement covering the shares of Common Stock into which the Series A Preferred Stock is convertible. Dividends are payable as of the record dates of March 31, June 30, September 30 and December 31 of each year, commencing on the first date following the date of original issuance of the Series Preferred Stock. Dividends on the Series A Preferred Stock will be cumulative from the date of original issuance, and will be payable to holders of record as they appear on the stock books of the Company on such record dates. Payment dates shall be no more than 15 days after the record dates. Any unpaid dividends will bear interest at the same rate as the dividend rate then in effect for the Series A Preferred Stock.

       Unless the full amount of cumulative dividends on the Series A Preferred Stock have been paid or sufficient funds set aside therefor, dividends may not be paid or declared and set aside for payment and other distribution may not be made on the Common Stock or any other stock of the Company ranking junior to the Series A Preferred Stock as to dividends.

       Under Colorado law, dividends or distributions to shareholders may be made only under certain circumstances. Dividends or distributions may not be paid in cash or property of the Company (including shares of the corporation's stock) if after giving effect to such distribution the corporation (1) would not be unable to pay its debts as they become due in the ordinary course or (2) the corporation's total assets would be less than its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. The Company's ability to pay dividends in the future may therefore depend upon its financial results, liquidity and financial condition.

Conversion into Common Stock

       The Series A Preferred Stock is convertible at the option of the holder into shares of Common Stock effective upon (i) an amendment to the Company's Articles of Incorporation increasing the number of shares of authorized Common Stock (which is being submitted at this meeting as Proposal 2) and (ii) a declaration of effectiveness by the SEC of a registration statement covering the Common Stock into which the Series A Preferred Stock are convertible. The Series A Preferred Stock will be convertible into Common Stock at per share rate, based upon the stated value of $1.00 per share (the "Conversion Price") equal to the lesser of (i) $6.00 per share of Common Stock or (ii) 80% of the average of the closing bid price of the Common Stock as reported on the OTC Electronic Bulletin Board (or, if available, the closing bid price as quoted on NASDAQ or any other national securities exchange upon which the Common Stock is then listed) over the five trading days prior to conversion. The Conversion Price will in no case be less than $4.00 per share of Common Stock for the first 270 days from December 10, 1997 (the "Minimum Conversion Price"). After such 270 day period, the Minimum Conversion Price will be eliminated. No fractional shares of Common Stock will be issued upon conversion of Series A Preferred Stock; rather, a holder entitled to a fractional share may receive the next higher whole number of shares of Series A Preferred Stock if the fractional share to which such holder is otherwise entitled is equal to 0.5 or greater, or the next lower number of whole shares if the fractional share to which such holder is otherwise entitled is less than 0.5. Instead of applying the rounding formula, the Company, at its election, may pay cash in lieu of any fractional share otherwise issuable upon conversion of Series A Preferred Stock.

       The Company has agreed to file a registration statement with the SEC covering the shares of Common Stock issuable as dividends on the Series A Preferred Stock and upon conversion thereof. The registration statement is to be filed within 90 days of December 10, 1997. If the registration statement is not effective within 150 days of the initial closing date, then the Conversion Price and the Minimum Conversion Price are reduced by 2% off the then-applicable conversion prices. For each additional 30 days (or any fraction of a 30 day period that the registration statement remains ineffective), the applicable conversion price is reduced another 2%. This reduced price then remains in effect for the remaining period during which the Series A Preferred Stock remains outstanding.

Liquidation Rights

       In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, before any distribution of assets is made to holders of Common Stock or any other stock of the Company ranking junior to the shares of Series A Preferred Stock upon liquidation, dissolution or winding up, the holders of Series A Preferred Stock shall receive a liquidation preference of $1.00 per share and shall be entitled to receive all accrued and unpaid dividends through the date of distribution. If, upon such a voluntary or involuntary liquidation, dissolution or winding up of the Company, the assets of the Company are insufficient to pay in full the amounts payable with respect to the Series A Preferred Stock, the holders of the Series A Preferred Stock will share ratably in any such distributions of assets of the Company first in proportion to their respective liquidation preferences until such preferences are paid in full, and then in proportion to their respective amounts of accrued but unpaid dividends. After payment of any liquidation preference and accrued dividends, the shares of Series A Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company. A consolidation or merger of the Company with or into any other corporation is not deemed to be a liquidation, dissolution or winding up of the Company, provided it is approved by a majority of the Series A Preferred Stock.

Optional Redemption

       The Series A Preferred Stock is subject to redemption in whole or in part at the election of the Company upon not less than 30 nor more than 60 days' notice by mail, at any time up to 270 days following December 10, 1997 if, during such period, the closing bid price of the Common Stock for at least 20 trading days in any consecutive 30 trading day period is less than $4.00 per share. To redeem the Series A Preferred Stock, the Company must pay 118% of the principal amount being redeemed, together with accrued but unpaid dividends owing to the date of redemption. If the 20 day period falls wholly within the last 60 days of the 270 day period, then the Company will have a full 60 days from the end of the 270 day period within which to redeem the Series A Preferred Stock.

       The Company may also redeem any Preferred Stock outstanding after 36 months from December 10, 1997 by payment of $1.00 per share plus all accrued and unpaid dividends to the date of redemption.

       If fewer than all of the shares of Series A Preferred Stock are to be redeemed, the shares to be redeemed shall be pro rata among all shares outstanding. On and after the date fixed for redemption, provided that the redemption price (including any accrued and unpaid dividends to but excluding the date fixed for redemption) has been duly paid or provided for, dividends shall cease to accrue on the Series A Preferred Stock called for redemption, such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares as shareholders of the Company shall cease, except the right to receive the monies payable upon such redemption, without interest thereon, upon surrender of the certificates evidencing such shares.

Voting Rights

       The holders of the Series A Preferred Stock will have no voting rights except as described below or as required by law. In exercising any such vote, each outstanding share of Series A Preferred Stock will be entitled to one vote, excluding shares held by the Company or any affiliate of the Company, which shares shall have no voting rights.

       As long as any Series A Preferred Stock is outstanding, the Company may not, without the affirmative vote or consent of the holders of at least 50% (unless a higher percentage shall then be required by applicable law) of the outstanding shares of Series A Preferred Stock amend or repeal any provision of the Company's Articles of Incorporation (including the Designation) or Bylaws which would have the effect of altering, changing or amending the preferences, rights, privileges, or powers of, or the restrictions provided for the benefit of, the Series A Preferred Stock.

       Vote Required

       The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is needed for approval of Proposal 3. Abstentions and broker non-votes will have the same effect as a vote against Proposal 3.

       Each of the Company's officers, directors and 5% owners have executed voting agreements with the Company pursuant to which they have agreed to vote any and all shares they own as of the record date of this meeting in favor of Proposal 3. See "Beneficial Ownership of Common Stock," above.

       Recommendation of the Board of Directors

       The Board of Directors believes that approval of Proposal 3 is in the best interests of the Company and its shareholders. The Board of Directors therefore recommends that the shareholders vote FOR Proposal 3.

PROPOSAL 4: APPROVAL OF AMENDMENTS TO THE COMPANY'S 1992 STOCK OPTION PLAN (THE "PLAN") TO INCREASE THE NUMBER OF SHARES UNDERLYING OPTIONS THAT MAY BE GRANTED UNDER THE PLAN FROM 880,000 TO 2,680,000 SHARES

       The Board of Directors has approved, and recommends that shareholders approve, an amendment to the Company's 1992 Stock Option Plan (the "Plan") that would increase the number of shares of Common Stock underlying options that may be granted under the Plan from its present number of 880,000 shares to 2,680,000 shares.

       The Plan was originally adopted in September 1992 for use in encouraging employees, directors and others in a position to contribute to the success of the Company by granting them a right to participate in the Company through exercise of stock options. In December 1995, the shareholders approved amendments to the Plan which had been previously adopted by the Board of Directors, which were primarily adopted to assure compliance with federal tax and securities laws, but which were also adopted to allow the Plan to better serve the intended purpose of motivating employees, consultants and directors to exert their best efforts on behalf of the Company.

       Reasons for the Proposed Amendment

       The Company has embarked on a vigorous program to expand the business of the Company. As part of that expansion, the Company has brought on new officers and personnel, many of whom it has desired to motivate to contribute to the success of the Company through the grant of stock options. Shareholders had previously approved a total of 880,000 shares of Common Stock for issuance pursuant to options that could be granted under the Plan. As of June 30, 1997, only 190,951 shares remained available for issuance of options under the Plan. Consequently, on August 6, 1997, the Board of Directors adopted an amendment to the Plan to increase the number of shares reserved under it by 1,800,000, to a total of 2,680,000 shares, and approved submission to shareholders for their approval at the next Annual Meeting.

       Description of the Plan

       A description of the Plan is set forth in the foregoing section of this Proxy Statement entitled "Executive Compensation - Stock Option Plan." A copy of the Plan (including the proposed amendment) is included as Exhibit C to this Proxy Statement.

       Options Presently Outstanding under the Plan

       As of November 30, 1997, there were a total of 645,181 options outstanding under the Plan, 263,731 of such options being vested at that date. Of the total options, 222,781 were held by directors (one of whom is also an officer of the Company), 152,400 were held by other executive officers, and 272,400 were held by employees or consultants of the Company. See also "Executive Compensation - Stock Option Plan." The following table sets forth a summary of option grants and outstanding options held by certain persons and the terms of those options. Information is also included regarding the number of options that have been exercised by each person or group.

==================================================================================================================================
                                                    Option Grants                            # of Options
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          # of
            Optionee                                                   Exercise                                         Options
       (Name and Position)            # Shares          Date            Price       Vested         Unvested         Exercised
----------------------------------------------------------------------------------------------------------------------------------
Rod L. Stambaugh,                   75,000            09/16/92             $0.13       -               -                   75,000
President, Director,                80,000            12/05/95             $0.13    70,400          9,600                  -0-
Director-nominee
----------------------------------------------------------------------------------------------------------------------------------
Evon A. Kelly, Chief                 (1)
Executive Officer, Director,
Director-nominee
----------------------------------------------------------------------------------------------------------------------------------
Robert E. Robichaud, Chief          50,000            09/05/97             $3.95     8,000         42,000                 -0-
Financial Officer

                                      -20-

----------------------------------------------------------------------------------------------------------------------------------
Raymond J. Mueller, Vice            50,000            11/24/97             $6.34     5,000         45,000                 -0-
President - Operations
----------------------------------------------------------------------------------------------------------------------------------
Current Executive Officers          325,000           09/16/92-            $0.13-    92,900        139,500               92,600
as a Group (6 persons)                                11/24/97             $6.34
==================================================================================================================================
----------------------------------------------------------------------------------------------------------------------------------
Richard A. Barton,                     (2)                                           -             -
Director and Director-
nominee
----------------------------------------------------------------------------------------------------------------------------------
Caesar Berger, Director             20,000            12/05/95             $0.13      -            5,000                 15,000
and Director-nominee                20,000            12/05/96             $0.218    5,000         15,000                 -0-
                                    (2)
----------------------------------------------------------------------------------------------------------------------------------
Alan B. Roberts, Director           35,068            12/05/95             $0.13     -             -                     35,068
and Director-nominee                20,000            09/29/96             $0.16     -             10,000                10,000
                                    20,000            09/29/97             $6.15     -             20,000                 -0-
                                    (2)
----------------------------------------------------------------------------------------------------------------------------------
Chester N. Winter,                  47,781            12/05/95             $0.13     42,781        5,000                  -0-
Director and Director-              20,000            02/09/96             $0.13     15,000        5,000                  -0-
nominee                             20,000            02/09/97             $0.125    5,000         15,000                 -0-
                                    (2)
----------------------------------------------------------------------------------------------------------------------------------
Non-Employee Directors as           202,849           12/05/95-            $0.125-   72,781        70,000                60,068
a Group (4 persons)                   (2)             02/09/97             $6.15
==================================================================================================================================
----------------------------------------------------------------------------------------------------------------------------------
All Employees as a group            575,250           08/24/93-            $0.13-    103,050       169,350              297,800
(3)                                                   11/25/97             $7.41
==================================================================================================================================

      (1) Mr. Kelly was granted a stock option to purchase 600,000 shares of the Company's Common Stock at the time he was hired; however, the option was not granted under the Plan. See "Executive Compensation - Employment Agreements and Change in Control Provisions," above.

      (2) Each non-employee director is entitled to a 20,000 share option grant on the anniversary date of becoming a director. Options grantable to these directors after November 30, 1997, and through the end of the fiscal year ended June 30, 1998, are not included in the table. See "Executive Compensation Director Compensation," above.

      (3) Includes 215,000 options granted to Michael Brisnehan, the former President and Chief Financial Officer of the Company. The options were granted in 1993 (125,000 options) and 1995 (90,000 options) at the exercise price of $.13/share. All of the options have been exercised.

       Need for Shareholder Approval of the Amendment to the Plan

       In order to allow the options that have been issued as incentive stock options to receive the favorable tax treatment such options are allowed, as well as to obtain certain exemptions from Exchange Act Section 16 "short-swing profits" rules that would otherwise apply, shareholders of the Company must approve the amendment to the Plan within twelve months of the date it was adopted by the Board of Directors.

       Vote Required

       Approval of the amendment to the Plan requires the affirmative vote of a majority of the shares of Common Stock present and voting at a meeting if a quorum is present.

       Recommendation of the Board of Directors

       The Board of Directors recommends a vote FOR approval of Proposal 4.

PROPOSAL 5: TO RATIFY THE SELECTION OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

       The Board has selected Price Waterhouse LLP, independent public accountants, as independent auditors for the Company for 1998. A resolution is being submitted to shareholders at the meeting for ratification of such selection and the accompanying proxy will be voted for such ratification, unless instructions to the contrary are indicated therein. Although ratification by shareholders is not a legal prerequisite to the Board's selection of Price Waterhouse LLP as the Company's independent public accountants, the Company believes such ratification to be appropriate. If the shareholders do not ratify the selection of Price Waterhouse LLP, the selection of independent public accountants will be reconsidered by the Board; however, the Board may select Price Waterhouse LLP, notwithstanding the failure of the shareholders to ratify its selection.

       The Board expects that representatives of Price Waterhouse LLP will be present at the meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

       Price Waterhouse LLP has been the Company's independent public accountants since 1994. During the fiscal year ended June 30, 1997, Price Waterhouse LLP performed audit and other services for the Company including consultations during the year on matters related to accounting, financial reporting and the review of financial and related information that was included in filings with the Securities and Exchange Commission.

       The appointment of auditors is approved annually by the Board.

       Vote Required

       Approval of Proposal 5 requires the affirmative vote of a majority of the shares of Common Stock present and voting at a meeting if a quorum is present.

       Recommendation of the Board of Directors

       The Board of Directors recommends a vote FOR approval of Proposal 5.

                                  OTHER MATTERS

       The Board of Directors of the Company knows of no other matters to be presented at the annual meeting other than those described above. However, if any other matters properly come before the meeting, it is intended that any shares voted by proxy will be voted in the discretion of the Board of Directors.

                              SHAREHOLDER PROPOSALS

       In accordance with the rules of the Securities and Exchange Commission ("SEC"), any proposal of a shareholder intended to be presented at the Company's 1998 Annual Meeting of Shareholders must be received by the Company, to the attention of the Secretary, at 2200 Powell Street, Suite 450, Emeryville, California 94608 by September 1, 1998, in the form and subject to the other requirements of the applicable rules of the SEC, in order for the proposal to be considered for inclusion in the Company's notice of meeting, proxy statement and proxy relating to the 1998 Annual Meeting. If the Company elects to move the date of the 1998 Annual Meeting more than 30 days from the date of the 1997 Annual Meeting, such proposals must be received by a reasonable time prior to such meeting.


                      ANNUAL REPORT - FINANCIAL STATEMENTS

       A copy of the Company's 1997 Annual Report on Form 10-KSB/A, including financial statements for the years ended June 30, 1997 and 1996, is being mailed to all shareholders herewith. Except for any portion of the Form 10-KSB/A which is specifically incorporated by reference into this Proxy Statement, neither the Form 10- KSB/A nor the Chief Executive Officer's letter included in the 1997 Annual Report are to be regarded as proxy solicitation material or as a communication by means of which any solicitation is being made. THE COMPANY WILL PROVIDE ANY SHAREHOLDER WITH A COPY OF ANY EXHIBIT TO THE FORM 10-KSB/A PURSUANT TO THE REQUEST PROCEDURE DESCRIBED IN THE FORM 10-KSB/A.

                           INCORPORATION BY REFERENCE

       The following information is incorporated by reference into this Proxy Statement from the Company's Annual report on Form 10-KSB/A for the Fiscal Year ended June 30, 1997: Item 9, under the caption "Compliance with Section 16(a) of the Exchange Act."


                               By Order of the Board of Directors


                               Robert E. Robichaud
                               Assistant Secretary

Dated:   December ____, 1997


                                      -23-
                            U.S. Wireless Data, Inc.

                      Appendices to Proxy Statement for the
                       1997 Annual Meeting of Shareholders



Appendix 1:  Form of Proxy Card

Appendix 2:  1997 Annual Report on Form 10-KSB/A (Amendment No. 1)

                            U.S. Wireless Data, Inc.

                       Exhibits to Proxy Statement for the
                       1997 Annual Meeting of Shareholders


A. Articles of Amendment to the Articles of Incorporation Re: Increase in Authorized Common Stock to 40,000,000 Shares (Proposal 2) and Authorization of 15,000,000 Shares of "Blank Check" Preferred Stock (Proposal 3)

B. Articles of Amendment to the Articles of Incorporation Re: Designation of up to 4,000,000 Shares of Series A Cumulative Convertible Preferred Stock (Relating to Proposal 3)

C.        1992  Amended  Stock Option  Plan,  as Proposed to be Further  Amended
          (Proposal 4)

                          Appendix 1 to Proxy Statement
                                  Form of Proxy

U.S. WIRELESS DATA, INC.

_____________, 1997

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders to be held at ______ _.m. on _____________, January 30, 1998, at
_______________________, Emeryville, California. Detailed information about the meeting is contained in the accompanying Notice of Annual Meeting and Proxy Statement.

Regardless of whether you plan to attend the meeting, it is important that your shares be voted. Accordingly, we ask that you sign and return your proxy as soon as possible in the envelope provided.

Sincerely,



Evon A. Kelly
Chief Executive Officer

                            Please Detach Proxy Card
 ...............................................................................

                     SOLICITED BY THE BOARD OF DIRECTORS OF
                            U.S. WIRELESS DATA, INC.
P
R              ANNUAL MEETING OF SHAREHOLDERS - JANUARY 30, 1998
0
X
Y

     The undersigned hereby appoints Evon A. Kelly and Rod L. Stambaugh, or either of them, attorneys and proxies for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to represent and vote, as designated below, all the shares of stock of U.S. Wireless Data, Inc., a Colorado corporation, held of record by the undersigned on December 15, 1997, at the Annual Meeting of the Shareholders to be held at ___________________, Emeryville, California at ____ _.m., Pacific Standard Time on January 30, 1998, or at any adjournment or postponement of such meeting, in accordance with and as described in the Notice of Annual Meeting of Shareholders and Proxy Statement. If no direction is given, this proxy will be voted FOR Proposals 1, 2, 3, 4 and 5 and in the discretion of the proxy as to such other matters as may properly come before the meeting.


              (Important - To Be Signed and Dated on Reverse Side)

                                 [Reverse Side]

[X]

 Please mark votes as in this example.

------------------------------------------------------------------
1.   Election of Directors

     Nominees:  Evon A. Kelly, Rod L. Stambaugh, Richard S. Barton,
                Caesar Berger, Alan B. Roberts and Chester N. Winter

     FOR ___                                     WITHHELD  ___
      ______________________________________________
         FOR all nominees except as stated on line above

------------------------------------------------------------------
    The Board of Directors recommends a vote FOR Proposal 1.
------------------------------------------------------------------

2. Approval of amendments to the Company's Articles of Incorporation to increase the number of shares of authorized no par value
     Common Stock to 40,000,000

     FOR __              AGAINST __            ABSTAIN __


------------------------------------------------------------------
    The Board of Directors recommends a vote FOR Proposal 2.
------------------------------------------------------------------

3. Approval of amendments to the Company's Articles of Incorporation to authorize up to 15,000,000 shares of no par value Preferred Stock

     FOR  __             AGAINST __           ABSTAIN  __

----------------------------------------------------------------------
 The Board of Directors recommends a vote FOR Proposal 3.
----------------------------------------------------------------------
4.   Approval of Amendment to 1992 Stock Option Plan

     FOR __              AGAINST __           ABSTAIN __
 ---------------------------------------------------------------------
  The Board of Directors Recommends a vote FOR Proposal 4.
----------------------------------------------------------------------
 5.   Ratification of Selection of Price Waterhouse LLP as Auditors

     FOR __              AGAINST __           ABSTAIN __
----------------------------------------------------------------------
The Board of Directors recommends a vote FOR Proposal 5.
 ------------------------------------------------------------------

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies all that the proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

Please sign exactly as your name appears on the address label afffixed hereto. If acting as attorney, executor, trustee or in other representative capacity, sign name and title.


Signature:                                Date:


Signature:                                Date:  ______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM 10-KSB/A
                                 Amendment No. 1

                                   [Mark One]

[ X ] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 For the fiscal year ended June 30, 1997

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ____________________ to _____________________.

                          Commission file no.: 0-22848

                            U.S. WIRELESS DATA, INC.
                            ------------------------
                 (Name of small business issuer in its charter)

           Colorado                                       84-1178691
           --------                                      ----------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

           2200 Powell Street, Suite 450, Emeryville, California 94608
           -----------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (510) 596-2025
                                                           --------------

        Securities registered pursuant to Section 12(b) of the Act: None

          Securities registered under Section 12(g) of the Exchange Act

                        No Par Value Class A Common Stock
                        ---------------------------------
                                (Title of Class)

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
                                  Yes _X_  No___

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B contained in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. [ ]

The issuer's revenues for the fiscal year ended June 30, 1997 were $1,315,542

The aggregate market value of the issuer's voting stock held as of August 31, 1997 by non-affiliates of the Registrant was approximately $18,581,000 based on an average price of $3.49 as of August 29, 1997.

As of August 31, 1997, the issuer had 9,113,952 shares of its no par value common stock outstanding.

Transitional Small Business Disclosure Format (check one):


                               Yes ___  No _X_

ITEM 6. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations

         U.S. Wireless Data, Inc. was incorporated on July 30, 1991, and is in the business of designing, manufacturing and marketing a line of wireless and portable credit card and check authorization terminals. The Company completed an initial public offering in December of 1993, and in 1994, completed development of its initial product, negotiated agreements with suppliers of components, developed a marketing strategy, and initiated sales of the POS-50(R) portable credit card and check verification terminal. During fiscal 1996, the Company continued to promote its product through Independent Sales Organization (ISO) channels and began development on its new CDPD product line. The Company continued its efforts on the POS-50(R) and in the second half of the year, introduced two new CDPD-based products. Substantially all the revenue of the Company for fiscal year 1996 was derived from the sale of inventories for which the Company had previously paid.

         As the Company entered fiscal year 1997, it continued to struggle with profitability and liquidity. In October 1996, the Company closed its Boulder office and consolidated operations in Colorado Springs, Colorado. A small customer service and POS-50 deployment office was opened in Wheat Ridge, Colorado. As part of the restructuring plan, Michael J. Brisnehan, its president, principal executive officer and chief financial officer resigned. Rod
L. Stambaugh, chairman and former vice president of marketing and business development was appointed president and chief executive officer. During fiscal year 1997, headcount was maintained at approximately 10 employees and ended June, 1997 at eight.

         A strategic decision was made to transition the Company from a "box maker" to providing a credit/debit card processing solution to the marketplace. In January, 1997 the Company executed a Member Service Provider agreement with NOVA Information Systems that establishes U.S. Wireless Data as a transaction processing service provider to retail merchants. The NOVA arrangement also allows the Company to generate a recurring revenue stream from each installation instead of the previous per unit sales approach. Another key piece of the strategic direction was to significantly broaden distribution of the TRANZ Enabler CDPD based product by developing distribution agreements with large communications carriers for direct distribution of products and services to the merchant. In preparation for this effort, the company signed CDPD air time agreements with AT&T Wireless Services, Bell Atlantic NYNEX Mobile and initiated discussions with GTE regarding a joint marketing and operating agreement. USWD has specific commitments under these agreements including minimum purchase obligations and staffing requirements.

         In the fourth quarter of fiscal 1997, it was clear that the Company had a very significant market opportunity but had extremely limited financial and human resources to apply to an aggressive CDPD product roll-out. In June 1997, the Company engaged entrenet Group, LLC., (entrenet), a management consulting group, to assist with the development of a detailed marketing and business plan and introduction of financing sources. The Agreement has a term of one year and USWD agreed to pay entrenet $150,000 in the form of a convertible debenture, bearing interest at 10% per annum. Entrenet is entitled to a finder's fee for locating direct financing sources for the Company. USWD and entrenet are discussing certain modifications to the compensation terms of the agreement and USWD expects to issue the debenture to entrenet in the immediate future. In August 1997, through an introduction by entrenet, the Company retained Liviakis Financial Communications Inc. (Liviakis) to advise and assist the company in matters concerning investor relations, corporate finance and strategic management planning. Through Liviakis, the Company completed a private placement of restricted securities. Through this financing, the Company raised $500,000 in cash for common stock and warrants which, if all warrants were exercised, would total 5.1 million shares of common stock. See "Subsequent Events", below.

         The Company undertook a focused effort to strengthen and broaden its management team. In early August 1997, the Company retained Evon Kelly as its chief executive officer. Also in August, the Company hired a vice president of sales, vice president of major accounts, and in September added a chief financial officer. The company is actively recruiting and hiring marketing and sales personnel for deployment on a nationwide basis as joint marketing programs with the major wireless carriers are implemented. The retention of these people is expected to bring the necessary expertise to implement the Company's business plan.

         In August 1997, GTE and USWD announced a joint marketing and operating agreement to distribute the Company's TRANZ Enabler credit card processing system through GTE's CDPD sales network to merchants . Both companies are engaged in a nation wide deployment which will extend TRANZ Enabler sales through over 400 GTE sales representatives. The Company has also executed a purchase agreement with Wellex Corporation for the manufacture of the TRANZ Enabler units and is negotiating an agreement with GTE Leasing for the financing of the inventory procurement.

         The development of the Company's infrastructure and expansion of the sales and marketing organization requires additional financing resources. U.S. Wireless is working both directly and through its consultants to secure a capital infusion which will finance the Company's growth. See "Financial Condition, Capital Resources and Liquidity", below.


Fiscal 1997 Compared to Fiscal 1996

     Net sales of $1,315,542 for fiscal 1997 decreased from net sales of $1,582,553 generated during fiscal 1996. Unit sales during both years were approximately the same. The decrease in sales dollars is attributable to: a) reductions in retail prices from one year to the next, and b) slower than anticipated sales of the CDPD-based POS-500(R) unit.

         Gross margins increased from a negative $1,303,879 in fiscal 1996 to a positive $506,095 for fiscal 1997. This increase is attributable to a $1,525,000 write-down of inventories during fiscal 1996, resulting from declines in market value of such inventories relative to cost, compared to the 1997 gross margin which shows a significant increase due mainly to lower costs for the POS-50(R) from a major supplier.

         Selling, general and administrative expenses decreased from $1,365,235 in fiscal 1996 to $812,687 in fiscal 1997. This decrease was due primarily to:
a) headcount reductions in sales, marketing and administration over 1996 staffing levels reduced salary expense by approximately $182,000; b) legal expense reductions in 1997 from the approximately $226,000 incurred in fiscal 1996 (related to class action lawsuits filed against the Company due to the Direct Data failure); and c) significant reductions in bad debt expense, depreciation, royalty expense, relocation expense, and rent expense.

         Inventory write-offs decreased from $1,525,000 in fiscal 1996 (due to declines in the market value of inventories relative to cost) to $15,400 in fiscal 1997.


Financial Condition, Capital Resources and Liquidity

             The Company continues to have significant concerns regarding its financial condition and liquidity. While the Company is optimistic with its medium and long term opportunities, it is constrained by its immediate financial condition and requirement for increased liquidity. The Company has accumulated a deficit of approximately $17.0 million since inception and currently has a negative working capital position. The Company's CDPD based products, the GTE joint marketing and distribution agreement, pending distribution agreements and transition to a recurring revenue focus present an opportunity for significant revenue growth, an eventual return to profitability, and the generation of a positive cash flow from operations. At present, the development of the Company's infrastructure and expansion of the sales and marketing organization requires additional financing. Implementation of the Company's business plan is dependent on the infusion of new debt or equity financing. As of the date of this report, the Company is seeking to raise between $2 to $4 million. The Company is working both directly and through its consultants to secure additional debt or equity financing which is expected to fund the Company's growth. While management is confident it can accomplish this objective, there is no guarantee that this additional funding will occur in the required time frame.

Forward-Looking Statements

             The Company may, in discussions of its future plans, objectives and expected performance in periodic reports filed by the Company with the Securities and Exchange Commission (or documents incorporated by reference therein) and in written and oral presentations made by the Company, include projections or other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 or Section 12E of the Securities Act of 1934, as amended. Such projections and forward-looking statements are based on assumptions which the Company believes are reasonable, but are by their nature inherently uncertain. In all cases results could differ materially from those projected. Some of the important factors that could cause actual results to differ from any such projections or other forward-looking statements follow.

             History of Losses and Potential Fluctuations in Operating Results. Through the end of the fiscal year ending June 30, 1997, the Company had experienced significant operating losses. In addition, because the Company generally ships its products on the basis of purchase orders, operating results in any quarter are highly dependent on orders shipped in that quarter and, accordingly, may fluctuate materially from quarter to quarter. The Company's operating expense levels are based on the Company's internal forecasts for future demand and not on firm customer orders. Failure by the Company to achieve these internal forecasts could result in expense levels which are inconsistent with actual revenues. The Company's results may also be affected by fluctuating demand for the Company's products and by increases in the costs of components acquired from the Company's vendors.

             Distribution Program. In the past fiscal year CSI accounted for over 50% of the Company's revenue. The roll-out of the GTE distribution program is expected to have a material impact on the Company's future revenue stream. While the Company anticipates it will execute distribution agreements with other significant partners, the loss of, or substantial diminution of purchases from the Company through any of these distributors could have a material effect on the Company.

             The Company's Dependence on a Single Type of Product. and Technological Change. All of the Company's revenues are derived from sales of its credit card transaction or CDPD enabling products. Demand for these products could be affected by numerous factors outside the Company's control, including, among others, market acceptance by prospective customers, or the introduction of new or superior competing technologies. The Company's success will depend in part on its ability to respond quickly to technological changes through the development and improvement of its products.

             Competition by Existing Competitors and Potential New Entrants Into the Market.. The Company has identified several potential competitors attempting to develop CDPD based terminals and solutions. In addition, companies with substantially greater financial, technical, marketing, manufacturing and human resources, as well as name recognition, than the Company may also enter the market.

             Requirement for Additional Capital. Implementation of the Company's business plan is dependent on the infusion of new debt or equity financing. As of the date of filing this report, the Company is seeking to raise between $2 to $4 million through such financing. While management is confident it can accomplish this objective, there is no guarantee that this additional funding will occur in the required time frame.

             Untimely Filing of 1996 Proxy Statement. The Company apparently inadvertently failed to file its 1996 Proxy Statement with the Securities and Exchange Commission within 120 days of the end of fiscal year 1996. Copies of the Proxy Statement were distributed to all shareholders of the Company in conjunction with the Company's 1996 Annual Shareholder Meeting, which involved only the election of directors and the retention of accountants. The Company has since filed the 1996 Proxy Statement with the Commission. It is not certain what liability, if any, the Company might have as a result of its untimely filing.


Subsequent Events

         Subsequent to June 30, 1997, the Company has continued to experience inadequate sales volume on its products through its traditional sales channels. As a result, the Company is implementing a strategic decision to shift from only a "box maker" to also a reseller of credit card processing products and services which generate recurring revenue. The Company is focused on strengthening the management team, building a sales and support organization, implementing the GTE
                                       15
distribution roll-out, starting the transition to a recurring revenue orientation and acquiring additional funding. Key subsequent events are outlined as follows:

         o In August 1997, the Company retained Liviakis Financial Communications, Inc. to advise and assist the Company in matters concerning investor relations, corporate finance and strategic management planning. Remuneration for the consulting agreement which has a term of one year includes $10,000 in cash over a one year period and 300,000 shares of unregistered stock with 150,000 shares of the stock payable over a 10-month period. The Company completed a private placement of restricted securities pursuant to Regulation D of the Securities Act of 1933 with two officers of Liviakis. The Company raised $500,000 in cash for 3.5 million shares of common stock and 1.6 million warrants to purchase common stock for $.01 per share, exercisable from January 15, 1998 through August 4, 2002. The securities carry future registration rights, including a one-time demand registration, with fees to be paid by the Company.

         o In early August 1997, the Company announced the appointment of Evon Kelly to the position of Chief Executive Officer. At this same time, Rod Stambaugh assumed the position of President. Also in August, the Company hired Clyde Casciato, Vice President Sales; Tom Cote, Vice President Major Accounts; and in September hired Robert Robichaud, Chief Financial Officer.

         o In August 1997, GTE Wireless and U.S. Wireless Data, Inc. announced a joint marketing and operating agreement to distribute USWD's proprietary TRANZ Enabler credit card processing system using GTE's CDPD network. Both companies are engaged in a nation wide deployment which will extend TRANZ Enabler sales to merchants through over 400 GTE sales representatives. The agreement contains certain operational and financial performance criteria, directly related to the joint marketing program, which must be met by the Company.

         o In September 1997, the Company executed a lease for office space in Emeryville, California. The lease provides for approximately 4,000 square feet at an initial rate of $9,942 per month commencing October, 1997 and containing an initial term of 5 years. The monthly rent will progress to a rate of $11,640 in year five.

         o In September 1997, the Company signed an agreement with Unicard Systems Inc. to develop terminal application software that will perform both the Unicard enrollment process as well as deliver wireless credit card transaction processing. Unicard Systems will become a registered agent of U.S. Wireless Data and has placed an initial order for 400 TRANZ Enabler units. Unicard Systems is a Dallas based service provider to over 500 restaurants and nightclubs in Texas.

         o In October 1997, the Company signed an exclusive agreement with GoldCan Recycling, Inc. for wireless monitoring of its state of the art automated aluminum redemption centers. This is the first application of USWD's TRANZ Enabler technology outside the credit card/point-of-sale industry. USWD will receive a monthly equipment and wireless service fee on every TRANZ Enabler placed by GoldCan. GoldCan anticipates placing in excess of 3,000 units over the next three years.

         o Between October 14 and 20, 1997, the Company received a bridge loan from Liviakis Financial Communications, Inc. for $200,000 pending completion of more permanent financing. Following a significant funding (greater than $2 million) the Company will repay the bridge loan along with interest of nine percent.

PART III


ITEM 9. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT.


Directors and Executive Officers

         The following table sets forth information with respect to the directors and executive officers of the Company.

Name                                   Age           Position
----                                   ---           --------
Evon A. Kelly.....................     56            Chief Executive Officer and Director
Rod L. Stambaugh..................     37            Chairman of the Board and President
Robert E. Robichaud...............     44            Chief Financial and Principal
                                                     Accounting Officer, Treasurer and
                                                     Assistant Secretary
Alan B. Roberts...................     51            Director
Chester N. Winter.................     66            Director
Caesar Berger.....................     50            Director
Clyde Casciato....................     42            Vice President - Sales
Thomas Cote.......................     49            Vice President - Major Account Sales

         Information on each of the Company's Executive Officers and Directors is set forth below:

Evon Kelly, Chief Executive Officer and Director since August 1997. Until joining the Company in August of 1997, and since 1991, Mr. Kelly was president of Kelly Learning Alliance, a consulting firm he founded, which addresses areas in human resource development, organizational development and sales dynamics. Kelly Learning Alliance clients have included Motorola, Xerox Corp. and NEC Corp. From 1988 to 1991, Mr. Kelly was vice president of sales and operations at Wilson Learning Corp., where he was responsible for developing and implementing sales and marketing strategies. From 1986 to 1988, Mr. Kelly was a regional vice president of store operations for Federated Department Stores Inc., where he supervised over 1,500 employees and was responsible for profit and loss performance. From 1973 to 1983, Mr. Kelly held several key positions with Xerox Corp., including manager of supply business center where he was directed a national sales force of 400. Mr. Kelly received his Bachelor of Arts degree from Boston College. Mr. Kelly devotes full time to the affairs of the Company.

Rod L. Stambaugh, President since October 1996 and Chairman of the Board of Directors since July 1995. Mr. Stambaugh served as Chief Executive Officer of the Company from October 1996 until August 1997, when Mr. Kelly joined the Company. He was a Vice President in charge of marketing and business development for the Company from 1991 through October 1996. Mr. Stambaugh was also the Corporate Secretary from September 1995 until October 1996. Mr. Stambaugh is one of the founders of the Company and has devoted his full business time to the Company since August 1991. He co-founded U.S. Wireless, Inc., a nonaffiliated retail cellular phone center, at which he worked full time from January 1990 through July 1991. Mr. Stambaugh served on the Company's Board of Directors from July 1991 through October 1994, rejoining the Board as Chairman in July 1995. Mr. Stambaugh graduated from Baker University in 1982 with a B.S. degree in psychology, and a minor in business administration.

Robert E. Robichaud, Chief Financial and Principal Accounting Officer since September 1997. Since 1985 Mr. Robichaud has held several key financial management positions at Triad Systems Corp. including Director of Financial Planning and Analysis and most recently, Director of Finance. Triad Systems is a provider of software, hardware and information management solutions which recorded 1996 revenues in excess of $180 million. Triad Systems was a NASDAQ listed company and was acquired by Cooperative Computing Inc. on Feb. 27, 1997, for approximately $200 million. Mr. Robichaud received a bachelors degree in economics from Fairfield University in 1976 and a MBA from Rutgers Graduate School of Business in 1978.
                                       32

Alan B. Roberts, Director since October 1994. Mr. Roberts is the Director of Product Development and Vice President of U.S. Operations for International Verifact, Inc. He was President and Chief Executive Officer of USWD from October 1, 1994, until July 10, 1995, and Vice President of Operations for Direct Data, Inc. (the Company's wholly-owned subsidiary that was dissolved in October 1995) from February 1994 until September 1994. Prior to that time, Mr. Roberts was Director of Product Marketing for Verifone, Inc., the industry leader in point-of-sale terminal products. While at Verifone from 1986 to 1994, he also held various other management positions, including Director of Product Management. Mr. Roberts graduated from the University of Texas in 1967 with a bachelors degree in Mathematics and in 1969 with a masters degree in Computer Sciences.

Chester N. Winter, Director since February 1994. Mr. Winter is a general partner of Colorado Incubator Fund, L.P., a venture capital fund, and also works as a business consultant at Paradigm Partners, L.L.C. From 1989 to 1992, he was Chairman and Chief Executive Officer of Clinical Diagnostics, Inc., a home health care product distributor. Also from 1989 to 1992, he was Senior Vice President of Sinco International Investments, Inc., a real estate investment and development company. He received a Masters degree from the University of Colorado.

Caesar Berger, Director since December 1995. Mr. Berger is a senior Vice President of Cardservice International, Inc. where he is responsible for the Technology Group. Mr. Berger joined Cardservice International in August of 1994. Prior to that, Mr. Berger served for more than ten years as President, and was the founder of, Computer Based Controls, Inc. a wholly-owned subsidiary of Electronic Clearing House Inc. Mr. Berger was a principal on the American Express Money Order project which resulted in the deployment of over 17,000 of the Money Order dispensers operating today in over 10,000 retail locations nationwide. Mr. Berger graduated in 1970 from Lvov Polytech Institute with the equivalent of an M.S. degree in Electronics and Computer Science.

Clyde Casciato, Vice President of Sales since August 1997. Since 1989, Mr. Casciato has held several management positions at AT&T Wireless Services, the wireless business unit of AT&T Corp., including Director of Sales and Marketing, District Manager - Major/National Accounts and most recently, Western U.S. Regional Sales/Distribution manager - Wireless Data. Mr. Casciato played a key role in helping to establish AT&T Wireless Services as the market leader in the emerging wireless data (packet and circuit switched) business segment. From 1984 to 1989, he held key sales management positions at Xerox Corp. including Major Account Manager and Program Sales Manager.

Tom Cote, Vice President of Corporate & Major Account Sales since August 1997. Mr. Cote has over 20 years experience in the investment industry, working with corporations, investment advisors, banks and trust departments throughout the United States and Europe. From 1994-1996 Mr. Cote was Director of Bank Securities Association where he managed all activities of this bank trade association. From 1992 through 1994 he served as Corporate Vice President - Institutional Services for Meridian Investment Management. Mr. Cote's experience also includes Vice President - Global Custody Sales (Europe & Middle East) for Security Pacific National Bank, Vice President - Institutional Sales for GT Global Financial Services, Institutional Account Executive for Fidelity Investments, Consultant Investment Services for Coopers & Lybrand, Assistant Vice President - Corporate Trust Sales for Security Pacific National Bank, Director of Marketing for Pacific Stock Exchange, and Marketing Service Representative for Foster & Kleiser Outdoor Advertising. Mr. Cote received a BA in Fine Arts from the University of California at Los Angeles in 1971.

Board of Directors and Committees

         The Company has a standing audit committee which consists of Messrs. Winter and Roberts. The audit committee recommends engagement of the Company's independent accountants, approves services performed by such accountants, and reviews and evaluates the Company's accounting system of internal controls. The audit committee did not meet during fiscal year 1997; however, these issues were discussed at the board meeting. The Company does not have standing nominating or compensation committees. The functions which these committees would perform are performed by the Board as a whole.

         The Company's Board of Directors met once during fiscal year 1997. All directors attended the meeting. Business of the Company was conducted primarily through consultation among management and directors followed by consent resolutions adopted by all members of the Board of Directors.

Compensation of Directors

         Directors who are not employees of the Company receive an annual stock option to purchase 20,000 shares of the Company's Common Stock. The grant is made pursuant to the Company's 1992 Stock Option Plan as of each director's anniversary date, with an exercise price equal to the market value of the underlying stock as of the date of grant. Options vest 25% on the date of grant and 25% on each six-month anniversary thereafter. This is the only arrangement for compensation of directors. A total of 20,000 stock options were granted to non-employee directors during the fiscal year ended June 30, 1997, and an additional 40,000 options are issuable under the Plan.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors, and persons owning more than ten percent of a registered class of the Company's equity securities ("ten percent shareholders") to file reports of ownership and changes of ownership with the Securities and Exchange Commission ("SEC"). Officers, directors, and ten percent shareholders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) reports they file with the SEC.

             To the Company's knowledge, based solely on its review of the copies of such reports and amendments thereto furnished to the Company, and written representations that no other reports were required, the Company believes that during the Company's fiscal year ended June 30,1997, all Section 16(a) filing requirements applicable to the Company's officers, directors, and ten percent shareholders were complied with except as follows: Mr. Alan Roberts did not timely file a Form 4 or Form 5 to report the acquisition of a 20,000 share stock option as of September 29, 1996; Mr. Caesar Berger did not file Forms 4 or a Form 5 to report the exercise of a 10,000 share stock option on June 12, 1997, or the sale of 10,000 shares of Common Stock on or about June 30, 1997.


ITEM 10.  EXECUTIVE COMPENSATION

Executive Compensation

         The following table shows all the compensation paid or to be paid by the Company to its Chief Executive Officer (the "Named Executive Officer") during the fiscal year ended June 30, 1997. Mr. Stambaugh did not serve as CEO for the Company during the fiscal years ended June 30, 1996 and 1995.

                                             Summary Compensation Table

                                                                         Long-Term
                              Annual Compensation                        Compensation
                              -------------------                        ------------
                                                                         Securities
                                                                         Underlying
Name, Principal                                                          Options           All Other
Position and Period           Salary ($)      Bonus ($)     Other ($)    Granted (#)       Compensation ($)
                              ----------      ---------     ---------    -----------       ----------------
Rod L.  Stambaugh (1), Chief      79,881          -0-           (2)            -0-                 -0-
Executive Officer
1997
===========================================================================================================

(1) Mr. Stambaugh commenced service as CEO as of October 23, 1996. Mr. Stambaugh succeeded Mr. Michael Brisnehan, who resigned as CEO at that time.

(2)  No amounts are shown under "Other" as the aggregate  incremental cost to the
     Company of personal  benefits  provided to the executive  officer did not exceed
     10% of his annual salary and bonus during the year.

                                          Option Grants in Last Fiscal Year

No stock options were granted to the Named Executive Officer during the fiscal year ended June 30, 1997.

                                 Aggregate Options Exercised in the Last Fiscal Year
                                          and Fiscal Year End Option Values



                              Number                    Number of Unexercised Options       Value of Unexercised,
                            of Shares                   Held   at   June   30,   1997           In-the-Money
                             Acquired      Value       -------------------------------
                           on Exercise  Realized ($)  Exercisable     Unexercisable    Options at June 30, 1997 (1)
                              --------  ------------  -----------------------------    ----------------------------
    Name                                                                               Exercisable    Unexercisable
    ----------------------
    Rod L. Stambaugh           -0-          -0-         133,400          21,600          $20,010         $3,240

(1)  Based on the average traded price of the  underlying  shares of Common Stock of $.28 per share at June 30,  1997,  less the per share  exercise  price of the options.

Employment Agreements and Change In Control Provisions

         The Company presently has an employment agreement with Evon A. Kelly, its current CEO, pursuant to which Mr. Kelly receives $150,000 in cash compensation per year, plus certain bonus compensation to be determined by the Board of Directors. Mr. Kelly has also been granted a non-qualified stock option to purchase up to 600,000 shares of the Company's Common Stock at $1.00 per share, exercisable as to 10% as of the date of grant (August 4, 1997) and vesting at the rate of 3% per month thereafter so long as Mr. Kelly remains in the employ of the Company. All options must be exercised within 10 years of the date of grant. All options immediately vest and become exercisable upon a change in control.

         The Company also has employment arrangements with Robert E. Robichaud, Clyde Casciato and Tom Cote. Mr. Robichaud receives a salary of $125,000 per year and may be entitled to a performance bonus of up to $25,000 for fiscal year 1998, as determined by the Board of Directors based on the performance of the Company. Mr. Robichaud was also granted options to purchase up to 50,000 shares of Common Stock at $3.95 per share under the Company's 1992 Stock Option Plan, with a vesting schedule of 10% as of his date of hire and 3% per month thereafter. Messrs. Casciato and Cote receive salaries of $80,000 and $70,000 per year, respectively, and may be entitled to bonuses of $30,000 each for fiscal year 1998, as determined by the Board of Directors based on the performance of the Company. These employees have also been granted stock options under the Company's 1992 Stock Option Plan to purchase up to 50,000 shares of Common Stock, exercisable at $4.24 per share, with the same vesting schedule as Mr. Robichaud's options. All options immediately vest and become exercisable upon a change in control.

Stock Option Plan

         General. The Company's Amended 1992 Stock Option Plan (the "Plan") was adopted for the purpose of granting employees, directors, and consultants of the Company options to purchase common stock so that they may have the opportunity to participate in the growth of the Company and to provide the participants an increased incentive to promote the interests of the Company.

         Administration of the Plan. The Plan is administered by at least two disinterested members of the Board of Directors (the "Board") or the Board itself. The Board may from time to time adopt rules and regulations as it deems advisable for the administration of the Plan, and may alter, amend or rescind any rules and regulations in its discretion. The Board has the power to interpret, amend or discontinue the Plan.

         Grant of Options. Options may be granted under the Plan for a total of 2,680,000 shares of Common Stock. The number of shares underlying options available to the Plan was increased to 2,680,000 from 880,000 on August 6, 1997 by the Board of Directors, subject to shareholder approval at the next Annual Meeting of Shareholders. As of September 30, 1997, there were a total of 526,399 options outstanding under the Plan, as amended, 341,599 of which were vested. An
                                       35
additional 40,000 options are issuable under the Plan to non-employee directors for Fiscal year 1997. Additional grants of options may be made only to
employees,   directors  and  consultants  of  the  Company  and  any  parent  or subsidiary. The Board determines the terms of options granted under the Plan, including the type of option (which can be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or a non-qualified stock option), the exercise price, the number of shares subject to the option, and the exercisability thereof. The Board also determines, at the time of grant, the period during which the option will be exercisable.

         Terms and Conditions of Options. The Board may impose on an option any additional terms and conditions which it deems advisable and which are not inconsistent with the Plan. The exercise price of any stock option granted under the Plan must not be less than 100% of the fair market value of a share of Common Stock on the date of grant, except as to an optionee who at the time an incentive stock option is granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the exercise price of such incentive stock option must be at least equal to 110% of the fair market value of the shares as of the date prior to the date of the grant. In addition, no incentive stock option can be granted to any employee where the aggregate fair market value of the shares (determined at the date of such option grant) for which such incentive stock options are exercisable for the first time in any calendar year exceeds $100,000. In connection with a merger, sale of all of the Company's assets, or other transaction which results in the replacement of the Company's Common Stock with the stock of another corporation, all granted options (including unvested options) become exercisable immediately prior to the consummation of the transaction, unless other provisions are made with respect to those options.

         Exercise of Options. An optionee may exercise less than all of the matured portion of an option, in which case such unexercised, matured portion shall continue to remain exercisable, subject to the terms of the Plan, until the option terminates. Vested options must be exercised within three months of an optionee's termination with the Company.

         Federal Income Tax Consequences.

         Incentive Stock Options. The Company anticipates that all options granted under the Plan and treated by the Company as "incentive stock options," that is, a stock option described in Section 422 of the Code, will have the following anticipated (but not guaranteed) federal income tax consequences, among others: the optionee will recognize no income at the time of grant; upon exercise of the incentive stock option, no income will result to any party; if there is no disposition of the shares until a date that is both (i) two years from the grant of an incentive stock option and (ii) one year from its exercise, no amount will be ordinary income and, upon disposition in a taxable transaction, the employee will receive long-term capital gain or loss treatment equal to the difference between his amount realized and the option price; any gain realized upon a disposition other than as set forth above may result in ordinary income tax treatment to the optionee; generally, the Company receives no deduction in connection with the transaction; and, certain optionees may incur alternative minimum tax treatment under the Code upon exercise of an incentive stock option.

         Non-qualified Stock Options. The Company anticipates that all non-qualified stock options granted under the Plan will have the following anticipated (but not guaranteed) federal income tax consequences, among others: the optionee will recognize no income at the time of grant; upon exercise of the non-qualified stock option, the individual to whom the option is granted should be deemed to receive ordinary income at the time of exercise equal to the excess, if any, of the fair market value of the acquired shares at such time over the option price for such shares; if the shares acquired upon the exercise of a non-qualified stock option are disposed of in a taxable transaction, the individual disposing of such shares will have a realized and recognized capital gain or loss equal to the difference, if any, between the amount realized and the adjusted basis of such shares to him; such gain or loss will be long-term or short-term depending on whether or not such shares are held for longer than six months; and, the adjusted basis usually (but not always) will include the option price plus any ordinary income described above with respect to such shares.


ITEM 11.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table sets forth information regarding beneficial ownership of the Company's Common Stock as of September 30, 1997, for (i) each director and Named Executive Officer of the Company, (ii) all directors and executive officers of the Company as a group, and (iii) each person known by the Company to own beneficially 5% or more of the outstanding shares of Common Stock. All beneficial ownership is sole and direct unless otherwise indicated. As of
September 30, 1997, there were a total of 9,192,270 shares of Common Stock outstanding.
                                       36

     Except as otherwise indicated, the address of each of the following persons is c/o U.S. Wireless Data, Inc., 2200 Powell Street, Suite 450, Emeryville,
CA  94608.

                                           Shares Beneficially Owned (1)
                                           -----------------------------
                                                                             Percent of
Name of Beneficial Owner                                          Number        Class
-----------------------------------------------------------     ---------       -----
Rod L. Stambaugh ..........................................     422,900(2)       4.5%
Evon A. Kelly .............................................      96,000(3)       1.0%
Alan B. Roberts ...........................................      23,740(4)        *
Chester N. Winter .........................................      80,281(5)        *
Caesar Berger .............................................     202,704(6)       2.2%
 John Liviakis ............................................   2,748,750(7)      29.5%
   2420 "K" Street, Suite 220
   Sacramento, CA 95816
 Robert B. Prag ...........................................     916,250(8)       9.9%
   2420 "K" Street, Suite 220
   Sacramento, CA 95816
 entrenet Group, LLC ......................................     700,000(9)       7.1%
   5213 El Mercado Parkway, Suite D
   Santa Rosa, CA 95403
All directors and executive officers as a group (8 persons)     852,625(10)      8.9%

 *   Represents less than 1% of outstanding shares.

(1) The persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as otherwise indicated in the other footnotes to this table. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange
     Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options, warrants or rights held by that person that are currently exercisable or exercisable or issuable within 60 days are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2) Includes shares underlying a total of 145,500 options exercisable within 60 days of September 30, 1997.

(3) Represents shares underlying a total of 96,000 options exercisable within 60 days of September 30, 1997.

(4) Includes shares underlying a total of 15,000 options and 2,631 warrants exercisable within 60 days of September 30, 1997.

(5) Includes shares underlying a total of 67,781 options exercisable within 60 days of September 30, 1997.

(6) Includes 192,704 shares owned of record by Cardservice International, Inc. ("CSI"), a company for which Mr. Berger serves as executive vice president and which is a significant customer of the Company. See "Certain Transactions." Mr. Berger disclaims any beneficial ownership of the shares owned or record by CSI. Also includes 10,000 shares underlying options exercisable within 60 days of September 30, 1997.

(7) Information based upon Schedule 13D dated August 6, 1997 and Schedule 13D Amendment No. 1 dated September 16, 1997. The number of shares shown includes a total of 123,750 shares of Common Stock issuable to Liviakis Financial Communications, Inc. ("LFC") pursuant to a consulting agreement between the Company and LFC, under which the Company is obligated to issue the shares as of November 15, 1997. See "Certain Transactions."

                                       37

(8) Information based upon Schedule 13D dated August 6, 1997 and Schedule 13D Amendment No. 1 dated September 16, 1997. The number of shares shown includes a total of 41,250 shares of Common Stock issuable to LFC pursuant to a consulting agreement between the Company and LFC, under which the Company is obligated to issue the shares to Mr. Prag, a vice president of LFC, as of November 15, 1997. See "Certain Transactions."

(9) Includes 700,000 shares underlying convertible debentures issuable as consulting fees to entrenet Group, LLC.

(10) Includes all shares underlying options and warrants as described in footnotes (2) - (6) of this table. Also includes a total of 27,000 shares underlying options issued to three additional executive officers which are exercisable within 60 days of September 30, 1997. See "Executive Compensation."

ITEM 12.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions between the Company and Cardservice International, Inc.
--------------------------------------------------------------------

     Mr. Caesar Berger, a director of the Company, is also an officer of Cardservice International, Inc. The Company and CSI have been involved in what is primarily a customer - vendor relationship, and CSI purchased approximately $698,000 and $398,000 in product from the Company in the fiscal years ended June 30, 1997 and 1996, respectively. In fiscal 1996, CSI advanced the Company $162,500 for the purchase of raw materials in exchange for warrants to purchase a total of 142,544 shares of Common Stock, exercisable at 150% of the then current market price, including registration rights on the underlying shares. The Company is obligated to pay royalties to CSI on future sales of POS-50 product built with the inventory, although through June 30, 1997, no units had been built using the inventory.


Transactions with Liviakis Financial Communications, Inc. ("LFC") and Affiliates
--------------------------------------------------------------------------------
of LFC
------

     In August of 1997, the Company entered into a Consulting Agreement with Liviakis Financial Communications, Inc. ("LFC") pursuant to which the Company is obligated to issue a total of 300,000 shares of its Common Stock as consulting fees to LFC over the one year term of the Consulting Agreement. Pursuant to the Consulting Agreement, the Company will also pay LFC cash equal to 2.5% of the gross proceeds received as a finder's fee as a result of any direct financing located for the Company by LFC.

     The Company also sold a total of 3,500,000 shares of Common Stock and warrants to purchase an additional 1,600,000 shares of Common Stock exercisable at $.01 per share, to two affiliates of LFC, John Liviakis and Robert B. Prag. Pursuant to this transaction, Messrs. Liviakis and Prag became significant shareholders of the Company.

     In October 1997, the Company received a bridge loan from Liviakis Financial Communications, Inc. For $200,000 pending completion of more permanent financing. Following a significant funding (greater than $2 million) the Company will repay the bridge loan along with interest of nine percent

     The above transactions are described in more detail under Item 6 - "Management's Discussion and Analysis of Financial Condition and Results of Operations - Subsequent Events."


Transactions with entrenet Group, LLC
-------------------------------------

     In June 1997, the Company entered into a consulting agreement with entrenet Group, LLC, for consulting services. The transaction is described in the Company's Annual Report on Form 10-KSB for the Fiscal Year Ended June 30, 1997 under Item 6 - "Management's Discussion and Analysis of Financial Condition and Results of Operations - Results of Operations." The Company has renegotiated the consideration it will pay to entrenet under the Consulting Agreement. The Company anticipates issuing a $150,000 convertible debenture to entrenet, with interest payable at 10% per annum, due in full on or before June 2, 1998. Principal and interest are to be convertible into Common Stock of the Company over the year ending June 2, 1998, at the lesser of $.50 per share or the price at which the Company offers its Common Stock for sale during such period, but in no event lower than $.2143 per share. At $.50 per share, the Company would be required to issue a total of 300,000 shares of Common Stock; at $.2413 per
                                       38
share, the Company would be required to issue 700,000 shares of Common Stock. In addition, the Company expects to issue a second convertible debenture to entrenet for $40,000 bearing interest at 7% per annum, payable in full on or before July 24, 1998, which will be convertible on the same terms and for the same security as any financing secured by the Company of at least $2,000,000. This debenture is in payment of a finder's fee to entrenet for the financing received from the affiliates of LFC, as described above. Entrenet has been granted "piggyback registration rights" covering all shares of Common Stock issuable to it under these debentures.

EXHIBITS AND REPORTS ON FORM 8-K

(a)          List of Exhibits Required by Item 601 of Regulation S-B
             -------------------------------------------------------

                Exhibit    Description
                -------    -----------
                3.1        Copy of Amended Articles of Incorporation (2)

                3.2        Copy of Amended Bylaws (2)

                10.1       License and Volume Purchase Agreement with OMRON Systems of America with
                           Solectron Addendum (1)

                10.2       Promissory Note with OMRON Systems, Inc. (2)

                10.3       Supply Agreement with Novatel Communications LTD. (2)

                10.4       Release Agreement with Richard P. Draper (2)

                10.5       Copy of Amended 1992 Stock Option Plan

                10.6       Agreement for Manufacture and Purchase between USWD, Uniform Industrial Corp and Cardservice International, Inc.

                10.7       AT&T CDPD Value Added Reseller Agreement dated April 30. 1997

                10.8       Bell Atlantic  AIRBRIDGE  Packet  Service  Agreement  dated
                           August  12,  1997 10.9  Engagement  Agreement  between  USWD and entrenet  Group,  LLC  dated  June 3,  1997  10.10  GTE  Leasing
                           Corporation Promissory Note dated August 6, 1997

                10.11      GTE  Mobilnet   Communications   Service  and   Equipment
                           Agreement  dated August 1, 1997 10.12 Form of Demand Note issued to private investors during the fourth quarter of 1997

                10.13      Liviakis Financial Communications, Inc. Consulting Agreement, and Subscription
                           Agreement for the purchase of U.S. Wireless Data, Inc. Common Stock and
                           Warrants dated July 25, 1997

                10.14      Member Service Provider Sales and Service Credit Card Processing Agreement
                           between U.S. Wireless Data, Inc. and NOVA Information Systems, Inc. dated
                           January 1, 1997

                10.15      Purchase Agreement with Unicard Systems, Inc. dated September 18, 1997

                10.16      Purchase Agreement with Wellex Systems Manufacturing & Distribution Group dated
                           August 7, 1997

                21.1       List of Subsidiaries (2)

                23.1       Consent of Independent Accountants

                27         Financial Data Schedule

 (1)  Incorporated by reference to the reference Exhibit and Exhibit number in Registration Statement No. 33-69776-D.

 (2)  Incorporated by reference to the Company's report on Form 10-KSB filed on October 13, 1996.  (Control No. 95201388)

(b)      Reports on Form 8-K
         -------------------

     There were no reports on Form 8-K that were filed during the last quarter of the fiscal year ended June 30, 1997.

SIGNATURES

     In accordance with Section 13 or 15(d) of the Exchange Act, the Registrant caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

     Dated: October 14, 1997


U.S. WIRELESS DATA, INC.


\s\ Evon A. Kelly               Chief Executive Officer and     October 14. 1997
------------------------        Director                        ----------------
Evon A. Kelly


In accordance with the Exchange Act, this Report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:




\s\ Evon A. Kelly               Chief Executive Officer and     October 14, 1997
------------------------         Director                       ----------------
Evon A. Kelly




\s\ Rod L. Stambaugh            President and Chairman of the   October 14, 1997
------------------------        Board of Directors              ----------------
Rod L. Stambaugh




\s\ Robert E. Robichaud         Chief Financial Officer and     October 14, 1997
------------------------        Principal Accounting Officer    ----------------
Robert E. Robichaud




------------------------        Director                         ---------------
Alan B. Roberts




\s\ Chester N. Winter           Director                        October 14, 1997
------------------------                                        ----------------
Chester N. Winter




\s\ Caesar Berger               Director                        October 14, 1997
Caesar Berger                                                   ----------------

                                    Exhibit A

                                 Proxy Statement
                                       of
                            U.S. WIRELESS DATA, INC.

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION


                  FIRST:  That the name of the Corporation is U.S.
Wireless Data, Inc.
                  SECOND: That the text of the Amendment to the Articles of Incorporation of the Corporation increasing the number of shares of authorized no par value common stock to 40,000,000 and authorizing 15,000,000 shares of no par value preferred stock is as set forth on Exhibit 1 attached hereto which is incorporated herein by reference.
                  THIRD: That the Amendment was adopted on _________________________, 1998.
                  FOURTH: That the Amendment was duly adopted by the shareholders of the Corporation.
                  IN WITNESS WHEREOF, U.S. Wireless Data, Inc. has caused these Articles of Amendment to be duly executed this _____ day of __________________, 1998.

                                                     U.S. Wireless Data, Inc.

                                                      By:
                                                      Evon A. Kelly,
                                                      Chief Executive Officer
ATTEST:


Robert E. Robichaud,
Assistant Secretary

                                    Exhibit 1

               Articles of Amendment to Articles of Incorporation

                            U.S. Wireless Data, Inc.


                  Article FOURTH of the Articles of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                  A. The aggregate number of shares which the Corporation shall have authority to issue is fifty-five million (55,000,000) shares, consisting of forty million (40,000,000) shares of common stock without par value per share (the "Common Stock"), and fifteen million (15,000,000) shares of preferred stock without par value per share (the "Preferred Stock").

                  B.  The  Board  of   Directors  is   authorized,   subject  to
limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Colorado to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

                  The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

                           1.      The number of shares constituting that series
and the distinctive designation of that series;

                           2.       The dividend rate on the shares of that
series, whether dividends shall be cumulative, and, if so, from which date or dates, whether dividends shall be payable in cash or in kind, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                           3.      Whether that series shall have voting rights,
in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                           4.       Whether that series shall have conversion
privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                           5.       Whether or not the shares of that series
shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                           6.      Whether that series shall have a sinking fund
for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                           7.       The rights of the shares of that series in
the event of voluntary or involuntary liquidation, dissolution or winding up, or merger, consolidation, distribution or sale of assets of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

                           8.       Any other relative rights, preferences and
limitations of that series. Shares of Preferred Stock may be authorized and issued, in aggregate amounts not exceeding the total number of shares of Preferred Stock authorized by the Articles of Incorporation, from time to time as the Board of Directors of the Corporation shall determine and for such consideration as shall be fixed by the Board of Directors.

                                          [End of Articles of Amendment]

                                    Exhibit B

                                 Proxy Statement
                                       of
                            U.S. WIRELESS DATA, INC.


                            U.S. WIRELESS DATA, INC.
                                FORM OF PROPOSED
                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION


     FIRST: That the name of the Corporation is U.S. Wireless Data, Inc.

     SECOND: That the text of the Amendment to the Articles of Incorporation of the Corporation determining the designations, preferences, limitations and relative rights of the Series A Preferred Stock is set forth on Exhibit A attached hereto and is incorporated herein by reference.

     THIRD: That the Amendment was adopted on ______________________, 1997.

     FOURTH: That the Amendment was duly adopted by the Board of Directors of the Corporation. IN WITNESS WHEREOF, U.S. Wireless Data, Inc. has caused these Articles of Amendment to be duly executed this _____ day of __________________, 1997.

                                                 U.S. Wireless Data, Inc.

                                                 By:_________________________
                                                    Evon A. Kelly,
                                                    Chief Executive Officer
ATTEST:

__________________________
Robert E. Robichaud,
Assistant Secretary

                                    EXHIBIT A

                       DESIGNATION OF SERIES A CUMULATIVE
                     CONVERTIBLE REDEEMABLE PREFERRED STOCK


     U.S. Wireless Data, Inc., a Colorado corporation (the "Corporation"), hereby designates the preferences, limitations and relative rights of its Series A Cumulative Convertible Redeemable Preferred Stock as follows:

1.                DESIGNATION

                   Four Million (4,000,000) shares of the Corporation's 15,000,000 total authorized shares of no par value preferred stock are hereby designated as Series A Cumulative Convertible Redeemable Preferred Stock (hereinafter referred to as the "Series A Preferred").

2.                STATED VALUE

                  The Series A Preferred shall have a stated value of one dollar ($1.00) per share (hereafter the "Stated Value").

3.                DIVIDENDS

                  a. Right to Dividends and Initial Dividend Rate. The holders of outstanding Series A Preferred shall be entitled to receive cumulative dividends at the initial rate of eight percent (8%) per share, per annum, based on the Stated Value of the Series A Preferred. Cumulative dividends shall accrue and be paid quarterly to record holders of Series A Preferred as of March 31, June 30, September 30 and December 31 of each year (the "Dividend Record Dates"), in arrears, if, as and when declared by the Board of Directors, out of assets at the time legally available for such dividends.

                  b. Adjustment of Dividend Rate. The dividend payable on the Series A Preferred shall be reduced to four percent (4%) per annum upon initial effectiveness of a registration statement with the United State Securities and Exchange Commission (the "SEC") covering the shares of Common Stock into which the Series A Preferred is convertible. Thereafter, interest shall continue at such rate until all of the Series A Preferred has been converted to Common Stock or all shares of the Series A Preferred have been redeemed by the Corporation.

                  c. Payment Dates for Dividends. Dividends shall be paid on or before the 15th of the month following each Interest Payment Record Date, or the next Business Day thereafter if such day is not a Business Day.

                  d. Payment of Dividends. The Corporation shall pay all dividends on the Series A Preferred in shares of its no par value common stock (the "Common Stock") to the extent the Corporation has a sufficient number of shares of Common Stock available to pay such dividends. Shares of Common Stock used to pay dividends may be authorized and unissued shares or treasury shares of the Corporation. The Corporation agrees to use its best efforts to maintain a sufficient number of shares of Common Stock available at all times to allow for the payment of dividends on the Series A Preferred in shares of Common Stock. If the Corporation has an insufficient number of shares of Common Stock available at any time to pay all dividends then owing in shares of Common Stock, the Corporation may pay all or any part of such dividend in cash or other property (including other securities of the Corporation) having a value equal to the dividend then payable.

                  e. Number of Shares of Common Stock Issuable as Dividends. For any dividend being paid in shares of Common Stock, the number of shares of Common Stock issuable per share of Series A Preferred shall be calculated as follows: The amount of the dividend owing on the Series A Preferred at the Dividend Record Date (in dollars) shall be divided by the average closing bid price of the Common Stock over the last five trading days prior to the Dividend Record Date as quoted on the OTC Electronic Bulletin Board, or such other quotation service as is quoting bid and asked prices for the Common Stock. If the Common Stock is then listed on the NASDAQ Stock Market or any other national exchange which has closing bid price reporting, the five day average of the closing bid price for the Common Stock for such days as reported on NASDAQ or such other national securities exchange shall be substituted for the five day average closing bid price as reported by the OTC Electronic Bulletin Board or other quotation service. In the event the Common Stock is not quoted on any exchange or quotation service, then the Board of Directors, acting in good faith, shall adopt a resolution valuing the Common Stock for purposes of determining the number of shares of Common Stock issuable as a dividend at such Dividend Record Date. The price of the Common Stock used for purposes of determining the number of shares issuable as dividends on the Series A Preferred or for purposes of conversion of Debentures into Common Stock pursuant to
Section 5 of this designation is hereafter referred to as the "Market Price." When computed in connection with a conversion transaction, the average shall be computed using the five trading days prior to the Conversion Date.

                  f. Payment of Dividends to Holders Based on Total Shares of Series A Preferred Registered in the Name of Such Holder. Notwithstanding the number of certificates held by an individual holder of Series A Preferred, the Corporation shall be entitled to cumulate the number of shares represented by all such certificates held in the name of the same holder, and the cumulative total shall then be multiplied by the number of Common Shares issuable as a dividend per share of Series A Preferred to determine the total number of shares of Common Stock issuable to such holder at each Dividend Record Date.

                  g. No Issuance of Fractional Shares. No fractional shares of Common Stock will be issued as a dividend on the Series A Preferred; rather, a holder of Series A Preferred otherwise entitled to a fractional share of Common Stock as a dividend may receive, at the sole option of the Corporation, either
(i) cash in lieu of such fractional share, or (ii) the next higher whole number of shares of Common Stock if the fractional share to which such holder is otherwise entitled is equal to 0.5 or greater, or the next lower whole number of shares of Common Stock if the fractional share to which such holder is otherwise entitled is less than 0.5.

                  h. Dividend Statements. At the time of each dividend payment, the Corporation shall provide each holder of Series A Preferred with a statement showing the manner in which it calculated the dividend payable at such Dividend Record Date, including the calculation used to determine the number of shares of Common Stock issued as such dividend.

                  i. Place of Dividend Payment. Dividends shall be payable, and transfer of the Series A Preferred will be registrable, at the Principal Office of the Company. Upon request by a holder of Series A Preferred, payment of dividends shall be made by delivery of a check or Common Stock certificates to the registered holder mailed to such holder's address as it appears on the Series A Preferred register.

                  j. Priority of Dividends. The Corporation shall make no Distribution (as defined below) to the holders of Common Stock in any fiscal year unless and until any and all unpaid dividends shall have been paid upon all Series A Preferred. "Distribution" as used in this Section means the transfer of cash or property without consideration, whether by way of dividend or otherwise (except a dividend in shares of the Corporation), or the purchase or redemption of shares of the Corporation for cash or property, but does not include (i) the repurchase of shares from a terminated employee or consultant of the Corporation within the terms of an agreement approved by the Corporation's Board of Directors or (ii) a distribution which is part of a voluntary liquidation, dissolution or winding up of the Corporation.

                  k. Dividends Cumulative. All dividends owing on the Series A Preferred shall be cumulative. Dividends shall accrue or accumulate to the extent they are unpaid. Unpaid dividends shall bear and accrue interest at the same rate applicable to the Series A Preferred as of the time of the Dividend Record Date for the unpaid dividend. The unpaid dividends, together with interest thereon, shall be paid as soon as the Corporation is legally able to pay any such dividends and interest. Interest on unpaid dividends shall also be paid in shares of Common Stock, if possible, with the number of shares of Common Stock issuable as interest being calculated in the same manner as for dividends.

4.                LIQUIDATION PREFERENCE

     a. Basic Preference Rights. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation (a "Liquidation"):

          (1) Payments to Holders of Series A Preferred. Each holder of shares of Series A Preferred then outstanding shall be entitled to receive an amount equal to $1.00 for each share of Series A Preferred (the "Series A Liquidation Preference"), plus all accrued and unpaid dividends thereon to the date fixed for distribution, before any payment shall be made in respect of the Corporation's Common Stock.

          (2) Payments to Holders of Common Stock. After payment has been made to the holders of Series A Preferred of the full amounts to which they are entitled under Paragraph 4(a)(1) above, the holders of Common Stock shall be entitled to receive all declared and unpaid dividends thereon to the date fixed for distribution.

          (3) Should Assets Exceed Payments. The remaining assets of the Corporation available for distribution to shareholders after payments are made under Paragraphs 4(a)(1) and 4(a)(2) above, shall be distributed pro rata among all of the Corporation's shareholders. For purposes of this Paragraph 4(a)(3), holders of Series A Preferred shall share in this distribution in proportion to the number of shares of Common Stock they would hold had full conversion of their Series A Preferred occurred on the day prior to the Liquidation, according to the provisions of Sections 5 and 6, below.

          (4) Should Assets Be Insufficient. If upon a Liquidation the assets of the Corporation available for distribution to its shareholders shall be insufficient to make full payments due under Paragraph 4(a)(1), then the holders of the Series A Preferred then outstanding shall share ratably in proportion to the total number of such shares owned by each such holder, first in proportion to the respective Series A Liquidation Preference, and next, in proportion to the amount of unpaid dividends.

          (5) Source of Liquidation Payment. The holders of stock shall be paid under this Subsection 4(a) out of the assets of the Corporation available for distribution to shareholders, whether from capital, surplus or earnings.

          (6) Merger or Acquisition. The Corporation shall not effect a merger, reorganization, or consolidation of the Corporation into or with another corporation or the sale or transfer of all or substantially all of the assets of the Corporation until the Corporation shall have provided notice to all holders of Series A Preferred pursuant to Subsection 4(b), below. Unless otherwise agreed to by the holders of a majority of the Series A Preferred which is then outstanding, a merger, consolidation, reorganization or sale of all or substantially all of the Corporation's assets shall be deemed to be a Liquidation.


     b. Notice. In the event of any Liquidation of the Corporation, or in the event of any merger, reorganization, or consolidation of the Corporation into or with another corporation, or the sale or transfer of all or substantially all of the assets of the Corporation, the Corporation shall give each holder of Series A Preferred initial written notice of the proposed action within fifteen (15) days after the date the Board of Directors approves such action, or twenty (20) days prior to any shareholders' meeting called to approve such action, or twenty (20) days after the commencement of any involuntary proceeding, whichever is earlier.

          (1) Content of Notice. Such initial written notice (the "Initial Notice") shall describe the material terms and conditions of the proposed action, including a description of the stock, cash, and property to be received by the holders of Series A Preferred upon consummation of the proposed action. If any material change in the facts set forth in the Initial Notice shall occur, the Corporation shall promptly give another written notice (the "Subsequent Notice") to each holder of the Series A Preferred of that material change.

          (2) Notice Precedes Consummation. The Corporation shall not consummate any Liquidation of the Corporation before the expiration of twenty (20) days after the mailing of the Initial Notice or ten (10) days after the mailing of any Subsequent Notice, whichever is later. But any such 20-day or 10-day period may be shortened upon the written consent of the holders of a majority of the Series A Preferred then outstanding.

          c. Non-Cash Distributions on Liquidation. In the event of any Liquidation of the Corporation which will involve the distribution of assets other than cash, the Corporation shall promptly engage a competent independent appraiser to determine the value of the assets to be distributed. With respect to the valuation of securities, the Corporation shall engage such appraiser as shall be approved by the holders of a majority of the Series A Preferred then outstanding. The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Series A Preferred of the appraiser's valuation.

5.                CONVERSION

                  a.        Conversion Rights.

          (1) Optional Conversion. Each share of Series A Preferred shall be convertible, at the option of the holder thereof, into fully paid and non-assessable shares of Common Stock of the Corporation at any time after the date of issuance and following (a) the authorization of an increase in the Corporation's authorized Common Stock to no less than 40,000,000 shares and (b) the first to occur of (i) effectiveness with the SEC of a registration statement covering the shares of Common Stock issuable upon conversion of the Series A Preferred or (ii) the lapse of 150 days from the Initial Closing Date. The Series A Preferred shall be so convertible up to and including the earlier of (i) the day prior to the closing of a Qualified Public Offering (as defined below) or (ii) the day fixed for redemption of any and all remaining outstanding shares of Series A Preferred (the "Conversion Period").

          (2) Automatic Conversion. All outstanding shares of Series A Preferred shall automatically be converted into fully paid and non-assessable shares of

     Common Stock of the Corporation, at the then applicable Conversion Price (as defined below), immediately prior to the closing of a firm commitment underwritten public offering of the shares of Common Stock of the Corporation pursuant to a registration statement filed under the Securities Act of 1933, as amended, at a price per share of not less than ten dollars ($10.00) per share (prior to underwriter commissions and expenses and adjusted for stock splits, stock dividends, reorganizations and the like) and with aggregate gross offering proceeds to the Corporation of not less than Five Million Dollars ($5,000,000) (a "Qualified Public Offering").

     b. Conversion Formula. Each share of Series A Preferred shall be valued at one dollar ($1.00) (the "Series A Purchase Price") for purposes of either optional or automatic conversion, notwithstanding any accrued but unpaid dividends owing on the Series A Preferred at the time of conversion. The number of shares of Common Stock into which each share of the Series A Preferred shall be converted shall be determined by dividing the Series A Purchase Price by the Series A Conversion Price or the Minimum Series A Conversion Price (as determined as provided below) which is in effect at the time of the conversion. The Corporation shall make provision for all necessary payments as of the Conversion Date or Automatic Conversion Date (as defined in Subsection 5(d), below) on account of any dividends accrued and unpaid on the Series A Preferred surrendered for conversion.

     c. Conversion Price.

          (1) The conversion price per share at which shares of Common Stock shall be initially issuable upon conversion of any shares of Series A Preferred (the "Series A Conversion Price") shall be equal to the lesser of
     (i) $6.00 or (ii) 80% of the Market Price. Notwithstanding the foregoing, for the first 270 days following the initial closing of the offering by which the Debentures (which were converted into Series A Preferred) were sold to investors (the "Initial Closing Date"), the Conversion Price shall be not less than $4.00 per share, which $4.00 price shall be appropriately adjusted in the event of any stock splits or other transactions affecting the Common Stock (the "Minimum Series A Conversion Price"). After such 270 day period, the Minimum Series A Conversion Price shall be eliminated. The Minimum Series A Conversion price shall be further subject to adjustment as provided in Section 6 below.

          (2) The Corporation has agreed under terms contained in a separate agreement entered between the Corporation and the holders of Series A Preferred to register the shares of Common Stock issuable by the Corporation as dividends on, and upon conversion of, Series A Preferred, with the SEC. In the event such registration is not declared effective by the SEC within 150 days of the Initial Closing Date, the Conversion Price or the Minimum Conversion Price, as then applicable, shall thereafter be reduced by two percent (2%) from the Conversion Price or Minimum Conversion Price otherwise in effect at the time of conversion. The Conversion Price or Minimum Conversion Price shall be reduced an additional two percent (2%) off the then applicable Conversion Price or

     Minimum Conversion Price for each additional 30 days (or any fractional part of such 30-day period) during which such registration is not effective. Such reduced Conversion Price or Minimum Conversion Price shall thereafter be effective until all Series A Preferred has been converted or redeemed.

     d. Mechanics of Conversion.

          (1) Optional Conversion. Before any holder of Series A Preferred will be entitled to convert the same into shares of Common Stock pursuant to Paragraph 5(a)(1) hereof, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred, and shall give written notice to the Corporation at such office that such holder elects to convert the same and will state therein the name or names in which the certificate or certificates for shares of Common Stock should be issued (the "Conversion Notice"). The Conversion Notice shall be in the form printed on the certificate(s) representing the Series A Preferred being converted. The Holder may submit an irrevocable Conversion Notice to the Corporation in advance of physical delivery of a specific Series A Preferred share certificate(s) by transmitting a copy of the completed Conversion Notice relating to the specific certificate(s) of Series A Preferred to be tendered to the Corporation for conversion by facsimile (the "Advance Conversion Notice"), followed by delivery to the Corporation of the certificate(s) representing the shares of Series A Preferred that are the subject of the Advance Conversion Notice within three (3) business days thereafter. The Series A Preferred certificate(s) so tendered for conversion shall be deemed to have been converted on the date the Corporation receives the Advance Conversion Notice for such Series A
     Preferred (the "Conversion Date"), provided the Advance Conversion Notice is received by 6:00 p.m. (Eastern Time) on a Business Day, and provided further, that the certificate representing the shares of Series A Preferred then being converted is actually delivered to the Corporation within such three (3) business day period. If the Advance Conversion Notice is not received on a Business Day or by 6:00 p.m. (Eastern Time) on a Business Day, then the Conversion Date for the Series A Preferred to which the Advance Conversion Notice relates shall be deemed to have occurred on the next day which is a Business Day. The Company will cause its transfer agent to issue certificates for the shares of Common Stock issuable upon conversion and will transmit the certificates representing such shares (together with certificates representing the balance of any shares of Series A Preferred not being so converted) to the Holder via express courier, by electronic transfer, or otherwise, within three (3) business days after receipt by the Company of the original Conversion Notice and the Series A Preferred certificates being converted (the "Delivery Date"). If the Holder in whose name the Series A Preferred being surrendered for conversion requests that the Corporation issue shares of Common Stock (or shares of Series A Preferred in replacement for shares of Series A Preferred not being converted at the time) in a name other than such holder's, then such holder shall be required to demonstrate, at such holder's expense and to the Corporation's satisfaction, that an exemption from registration under federal and state securities laws is available for the requested issuance of shares. The Corporation may require the delivery of an opinion of counsel to the effect that such an exemption is available for the transaction. Conversion shall be deemed to have occurred immediately prior to the close of business on the date of surrender of the certificate(s) for shares of Series A Preferred being converted or in the case of an Advance Conversion Notice, the date such Advance Conversion Notice is deemed received by the Corporation as provided above. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holder of such shares of Common Stock on such Conversion Date.

          (2) Penalty for Late Delivery of Share Certificates Issuable upon Conversion. The Company understands that a delay in the issuance of the shares of Common Stock beyond the Delivery Date could result in economic loss to the Holder. As compensation to the converting Holder for such loss, the Company agrees to pay a late payment penalty to the converting Holder for late delivery of such shares of Common Stock in accordance with the following schedule (where "No. Business Days Late" is defined as the number of business days beyond five (5) business days from the Delivery Date):

                                                      Late Payment for Each $10,000
                                                      of Debenture Principal Amount
              No. Business Days Late                  Being Converted to Common Stock
              ----------------------                  -------------------------------

                         1                                     $100

                         2                                     $200

                         3                                     $300

                         4                                     $400

                         5                                     $500

                         6                                     $600

                         7                                     $700

                         8                                     $800

                         9                                     $900

                        10                                     $1,000

                        10                           1,000 + $200 for each Business
                                                      Day Late beyond 10 days

The Company shall pay any penalties incurred under this Paragraph in immediately available funds upon demand. Nothing herein shall limit the converting Holder's right to pursue actual damages for the Company's failure to issue and deliver the Common Stock to the converting Holder. Furthermore, in addition to any other remedies which may be available to the converting Holder, in the event the Company fails for any reason to effect delivery of such shares of Common Stock within five (5) business days after the Delivery Date (other than as a result of an event in the nature of a force majeure which is totally beyond the control of the Company), the converting Holder shall be entitled to revoke the relevant Conversion Notice by delivering a notice to that effect to the Company, whereupon the Company and the Holder shall be restored to their respective positions immediately prior to delivery of the Conversion Notice. Any shares of Common Stock delivered to Holder after such revocation shall be forthwith returned to the Company and a replacement certificate for the shares of Series A Preferred shall be forthwith issued in replacement for the shares for which conversion has been so revoked.

          (3) Automatic Conversion. Conversion of all the outstanding shares of Series A Preferred into shares of Common Stock pursuant to Paragraph 5(a)(2) hereof shall be deemed to have been made automatically and immediately prior to the closing of a Qualified Public Offering, as set forth in Paragraph 5(a)(2) hereof (an "Automatic Conversion Date"). Upon such automatic conversion, the person or persons entitled to receive the shares of Common Stock issuable upon such conversion will be treated for all purposes as the record holder or holders of such Common Stock on the Automatic Conversion Date whether or not such holder or holders shall have surrendered certificates for such holder's shares of Series A Preferred to the Corporation. Upon the Automatic Conversion Date, the certificates representing all the shares of Series A Preferred shall be deemed void; as soon as practicable after the surrender by any holder of a Series A Preferred certificate, accompanied by a statement from the holder as to the name or names in which the certificate or certificates for shares of Common Stock should be issued (subject to the right of the Corporation to require proof satisfactory to it, including an opinion of counsel, demonstrating that a registration exemption is available under federal and state securities laws for any transfer of shares into a name other than that of the original holder), the Corporation shall issue and deliver to such holder or such holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which the holder is entitled.

          (4) New Certificates. Upon conversion of only a portion of the number of shares of Series A Preferred represented by a certificate surrendered for conversion, the Corporation shall issue and deliver upon the written order of the holder at the expense of the Corporation, a new certificate covering the number of shares of Series A Preferred representing the unconverted portion of the certificate so surrendered. The Corporation may charge a reasonable fee for any transfer of a Series A Preferred Certificate into the name of any person who is not the original Holder.

          (5) Payment of Accrued but Unpaid Dividends on Conversion. If there remain any accrued and unpaid dividends on Series A Preferred being converted, the Corporation shall pay such dividends to the converting holder at the time of conversion in the form of additional shares of Common Stock, determined by dividing the amount of the unpaid dividends to be applied for such purpose by the Series A Conversion Price (or, if applicable, the Minimum Series A Conversion Price) then in effect.

          (6) No Fractional Shares. The Corporation shall issue no fractional shares of Common Stock or scrip upon conversion of shares of Series A Preferred. If more than one share of Series A Preferred shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon their conversion shall be computed on the basis of the aggregate number of shares of Series A Preferred surrendered for conversion by such holder. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series A Preferred, the Corporation may, at its sole option, pay a cash adjustment in respect of such fractional share in an amount equal to the same fraction of the Series A Conversion Price or Minimum Series A Conversion Price in effect as of the day of conversion, or, in lieu of cash, issue to such holder the next higher whole number of shares of Common Stock if the fractional share to which the holder is otherwise entitled is equal to 0.5 or greater, or the next lower number of whole shares of Common Stock if the fractional share to which the holder is otherwise entitled is less than 0.5.

     e. Taxes Incident to Conversion. The Corporation shall pay any and all issue taxes and other taxes (excluding income taxes) that may be payable in respect to any issue or delivery of shares of Common Stock on conversion of Series A Preferred. The Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the Series A Preferred so converted was registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been, or will be, paid.

     f. Sufficient Reserves of Stock. The Corporation shall at all times use it s best efforts to reserve and keep available, out of its authorized but unissued Common Stock or treasury shares, solely for the purpose of effecting the conversion of the Series A Preferred, the full number of shares of Common Stock deliverable upon the conversion of all Series A Preferred from time to time outstanding.

     g. Valid Issue for Conversion. All shares of Common Stock which may be issued upon conversion of the shares of Series A Preferred shall, upon issuance by the Corporation, be validly issued, fully paid, non-assessable and free from all taxes, liens and charges with respect to their issuance.

     h. Listing of Common Stock; Registration under Exchange Act. The Corporation shall use its best efforts to maintain the listing of the Common Stock on the OTC Electronic Bulletin Board or such other quotation service or exchange on which the Common Stock may be listed, and shall not take any action at any time while Series A Preferred is outstanding which would result in the delisting of the Common Stock from any quotation service or exchange upon which the Common Stock may be listed. The Corporation shall file all reports required to be filed by it with the SEC pursuant to the Securities Exchange Act of 1934 (the "1934 Act") and/or the Securities Exchange Act of 1933 (the "1933 Act"), and shall not take any action which would result in the deregistration of the Common Stock under Section 12(g) of the 1934 Act.

6.       ADJUSTMENT OF CONVERSION PRICE

         a. Adjustment. The Series A Conversion Price or Minimum Series Conversion Price in effect at any time shall be adjusted from time to time as provided in this Section 6.

         b. No Adjustment for Certain Grants, Sales, or Issuances. Anything in these Articles of Incorporation to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Series A Conversion Price or Minimum Series A Conversion Price, as the case may be, in the case of the grant of options or other rights to purchase, or the sale of, or the issuance of, shares of Common Stock or obligations or securities convertible into Common Stock of the Corporation:

                 (1) to its officers, employees, directors, and consultants pursuant to the Corporation's 1992 Stock Option Plan or otherwise, so long as any such grants, sales or issuances do not exceed in the aggregate 3,500,000 shares of Common Stock or obligations or securities convertible into Common Stock;

                 (2) upon the exercise of warrants to purchase Common Stock which are outstanding as of the initial date of the Corporation's Private Offering Memorandum by which the Debentures convertible into Series A Preferred were offered to investors; and

                 (3) upon the issuance of any shares of Common Stock as a dividend on, or in conversion of, any shares of the Series A Preferred.

         c. Stock Splits, Stock Dividends, Stock Combinations. In case the Corporation shall at any time subdivide the outstanding shares of Common Stock, issue a stock dividend on the outstanding Common Stock, combine the outstanding shares of Common Stock or reclassify the outstanding shares of Common Stock into securities of a different class, the Series A Conversion Price and/or the number of shares of Common Stock and/or the type of securities issuable upon conversion of the Series A Preferred in effect immediately prior to such subdivision, dividend or combination shall be equitably adjusted to account for any such transaction. The Board of Directors of the Corporation shall determine in good faith any such adjustments and its good faith determination, absent a showing of fraud, shall be binding and conclusive. Notice shall be provided to all holders of Series A Preferred advising of any adjustments to the conversion terms applicable to the Series A Preferred as soon as practicable following the date of any such adjustment.

         d. Adjustment Formulas for Certain Issuances. Should the Corporation, at some point after the first issuance of the Series A Preferred and before the lapse of the Minimum Series A Conversion price, issue or sell Common Stock, a right or option to purchase Common Stock, or shares of stock or an obligation convertible into Common Stock for a certain consideration receivable by the Corporation per share ("Consideration Receivable") (with the product of the number of such shares times such Consideration Receivable being the "Aggregate Consideration Receivable") which is less than the Minimum Series A Conversion Price in effect at the time of such issuance, then the Minimum Series A Conversion Price shall immediately and automatically be adjusted as determined to the nearest cent by the following formula:

  Where    z =       new Minimum Series A Conversion Price;

                     x =     current Minimum Series A Conversion Price;

                     y = the Aggregate Consideration Receivable on such issuance, sale, etc.;

                     a = number of shares of Common Stock outstanding just prior to such issuance, sale, etc.;

                     b       = number of  shares of Common  Stock
                             to which all  holders of Options (as
                             defined   in   6(d)(1)   below)  are
                             entitled   to   subscribe   for,  or
                             purchase  immediately prior to, such
                             issuance, sale, etc.;

                     c       = number of  shares of Common  Stock
                             issuable    to   all    holders   of
                             Convertible  Securities  (as defined
                             in 6(d)(2) below), immediately prior
                             to such issuance,  sale, etc. (using
                             the Series A  Conversion  Price then
                             in effect); and

                     d       = number of  shares of Common  Stock
                             to be issued, or deemed to be issued
                             under  6(d)(1)  and (2) below,  upon
                             and immediately after such issuance,
                             sale, etc.;

  then               z =     (x x (a + b + c)) + y
                                 a + b + c + d
provided, however, that the Minimum Series A Conversion Price shall not be adjusted in the case of an equity financing of the Corporation made to holders of Series A Preferred at a price per share which is less than the Minimum Series A Conversion Price to the extent any such holder (together with its affiliates, if any) does not purchase securities of the Corporation in such financing sufficient to retain its or their total pro rata ownership of the Corporation, with such ownership being calculated immediately after the closing of such financing as if all securities of the Corporation other than its outstanding Common Stock were converted or exercised, as appropriate, into shares of the Corporation's Common Stock.

                 For purposes of this Subsection 6(d) only, the following provisions shall apply:

                 (1) Options or Warrants. In case of the issuance or sale by the Corporation in any manner of any options for the purchase of shares of Common Stock or of any rights to subscribe for or to purchase shares of Common Stock ("Options"), all shares of Common Stock which the holders of such Options shall be entitled to subscribe for or purchase pursuant to such Options shall be deemed to be issued or sold as of the date of the offering of such rights or the granting of such Options.

                 (2) Convertible Securities. In the case of the issuance or sale by the Corporation in any manner of any obligations or of any shares of stock of the Corporation that shall be convertible into or exchangeable for Common Stock ("Convertible Securities"), all shares of Common Stock issuable upon the conversion or exchange of such obligations or shares shall be deemed issued as of the date such obligations or shares are issued.

                 (3) Cash Consideration for Common Stock. In the case of an issue or sale for cash of shares of Common Stock, the Consideration Receivable by the Corporation therefor shall be the amount of cash received, before deducting any commissions or expenses paid by the Corporation.

                 (4) Non-Cash Consideration for Common Stock. In the case of the issuance or sale (otherwise than upon conversion or exchange of obligations or shares of stock of the Corporation) of shares of Common Stock for a consideration other than cash or a consideration partly other than cash, the amount of the consideration other than cash receivable by the Corporation for such shares shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors.

              (5)Consideration Receivable for Options or Convertible Securities.

          (a) The amount of the Aggregate Consideration Receivable by the Corporation upon the issuance of any Options referred to in Subsection (1) above shall be the minimum aggregate consideration named in such Options for the shares of Common Stock covered thereby, plus the consideration, if any, received by the Corporation for such Options.

          (b) The amount of Consideration Receivable by the Corporation upon the issuance of any obligations or shares which are convertible or exchangeable as described in Subsection (2) above as Convertible Securities, shall be the amount of consideration received by the Corporation upon the issuance of such obligations or shares, plus the minimum aggregate consideration, if any, other than such obligations or shares, receivable by the Corporation upon such conversion or exchange, except in adjustment of dividends.

          (c) The amount of Aggregate Consideration Receivable under Subparagraphs 6(d)(5)a and 6(d)(5)b and the amount of Aggregate
     Consideration Receivable upon the exercise of Options or upon the conversion or exchange of convertible securities under this Paragraph 6(d)(5), shall be determined in the same manner provided in Paragraphs 6(d)(3) and 6(d)(4) above with respect to the Aggregate Consideration Receivable by the Corporation as in the case of the issuance of additional shares of Common Stock. But if such obligations or shares of stock so convertible or exchangeable are issued in satisfaction of any dividend upon any stock of the Corporation other than Common Stock, the amount of the consideration received upon the original issuance of such obligations or shares of stock shall be the value of such obligations or shares of stock, as of the date of the adoption of the resolution declaring the dividend, as determined in good faith by the Board of Directors at or as of that date.

                 (6) Other Particulars Concerning Options and Convertible Securities. In the event that the Minimum Series A Conversion Price shall be adjusted with respect to the issuance of Options or Convertible Securities (as defined in Paragraphs 6(d)(1) and 6(d)(2)), the following provisions apply:

          (a) No further adjustment in the Minimum Series A Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock when those Options are exercised or those Convertible Securities are converted.

          (b) Such Options or Convertible Securities may by their terms provide, with the passage of time or otherwise, for any decrease in the consideration payable to the Corporation, or increase in the number of shares of Common Stock issuable, upon their exercise, conversion or exchange. In such a case, the Minimum Series A Conversion Price computed upon the original issue thereof, and any subsequent adjustments shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects those Options or the rights of conversion or exchange under those Convertible Securities.

          (c) Upon the expiration of any such Options or any rights of conversion under such Convertible Securities which shall not have been exercised, the Minimum Series A Conversion Price computed upon the original issue thereof, and any subsequent adjustments shall, upon such expiration, be recomputed as if:

                                    i) in the case of Convertible  Securities or
                          Options for Common Stock, the only additional shares of Common Stock issued were the shares of Common Stock actually issued upon the exercise of such Options or the conversion of such Convertible Securities; and the Aggregate Consideration Receivable was the consideration actually received by the Corporation for the issue of such Convertible Securities which were actually converted, and

                                    ii) in the case of Options  for  Convertible
                          Securities, only the Convertible Securities actually issued upon the exercise thereof were issued at the time of issue of such Options; and the Aggregate Consideration Receivable for the additional shares or Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options for Convertible Securities, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Paragraph 6(d)(5)) upon the issue of the Convertible Securities when such Options were actually exercised.

                  (d) No readjustment pursuant to Subparagraph 6(d)(6)b or Subparagraph 6(d)(6)c shall have the effect of increasing the Minimum Series A Conversion Price by an amount greater than the amount of the adjustment originally made when the Options or Convertible Securities were issued.

                  (e) In the case of any Options which expire by their terms not more than thirty (30) days after the date of issue or sooner, no adjustment of the Minimum Series A Conversion Price shall be made until the expiration or exercise of all such Options.

                  (f)      Waiver of Adjustment.

               i) In the event that holders of a majority of the then currently outstanding shares of the Series A Preferred shall consent to limit, or waive in its entirety, any anti-dilution adjustment to which the holders of such series would otherwise be entitled under Subsection 6(d) hereof, the Corporation shall not be required to make any adjustment whatsoever with respect to any shares of Series A Preferred, or to make any adjustment with respect to any shares of Series A Preferred in excess of any limit set by such consent.

               ii) Moreover, any holder of Series A Preferred shall be permitted to waive in whole or in part, currently or prospectively, by contract or any other writing, any anti-dilution adjustment to which he or it would otherwise be entitled pursuant to the provisions of this Section 6.

         e. No Adjustment of Series A Conversion Price Under Certain Circumstances. Following the lapse of the Minimum Series A Conversion Price, no adjustment to the Series A Conversion Price shall be made for transactions described in Subsection 6(d).

7.       REORGANIZATION, RECLASSIFICATION, AND SALE OF ASSETS.

         If any capital reorganization or reclassification of the capital stock of the Corporation, including any such reorganization or reclassification in connection with any merger, consolidation, or transfer of substantially all of the assets of the Corporation, shall not be deemed to be a Liquidation pursuant to Section 4 hereof, and if it shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or assets with respect to or in exchange for Common Stock, then the following shall be an express condition of such reorganization or reclassification.

         a. Lawful and adequate provisions in a form satisfactory to the holders of a majority of the Series A Preferred shall be made whereby each holder of shares of Series A Preferred shall thereafter have the right to receive, upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable upon the conversion of such shares of the Series A Preferred, such shares of stock, securities, or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization or reclassification not taken place.

         b. Moreover, in any such case, appropriate provision shall be made with respect to the rights and interests of each such holder of Series A Preferred to the end that the provisions hereof (including without limitation provisions for adjustments of the Minimum Series A Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities, or assets thereafter deliverable upon the exercise of such conversion rights. In the event of a merger or consolidation of the Corporation as a result of which a greater or lesser number of shares of Common Stock of the surviving Corporation are issuable to holders of the Common Stock of the Corporation outstanding immediately prior to such merger or consolidation, the Minimum Series A Conversion Price and terms of conversion in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Corporation.

         c. The Corporation shall not effect any such reorganization, reclassification, consolidation, merger, or sale unless, prior to the consummation thereof: (i) the Corporation shall have obtained the consent of the holders of a majority of the Series A Preferred then outstanding, and (ii) the successor corporation (if other than the Corporation) resulting from such consolidation or merger, or the corporation purchasing such assets, shall assume by written instrument, in a form satisfactory to the holders of a majority of the Series A Preferred then outstanding the obligation to deliver to such holder such shares of stock, securities, or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive. Such written instrument shall be promptly mailed or delivered to each holder of shares of Series A Preferred at the last address of such holder appearing on the books of the Corporation.

8.       REDEMPTION

         a.       Early Redemption by the Corporation.

                  (1) The Series A Preferred may be redeemed in whole or in part at the election of the Corporation upon not less than 30 nor more than 60 days prior written notice by mail, at any time up to 270 days following the Initial Closing Date, if, during such 270 day period, the closing bid price for the Common Stock for any 20 trading days within any 30 consecutive trading day period as quoted on the OTC Electronic Bulletin Board (or such other quotation service as is quoting bid and asked prices for the Common Stock), or the closing bid price for the Common Stock as reported by the NASDAQ Stock Market or any other national exchange upon which the Common Stock is listed for trading which has closing bid price reporting, is less than the Minimum Conversion Price. Notwithstanding the foregoing, if the 20 day period during which the price of the Common Stock is less than the Minimum Conversion Price falls totally with the last 60 days of the 270 days following the Initial Closing Date, the Corporation shall have a full 60 days from the end of such 270 day period to exercise its right of early redemption.

                  (2) To redeem the Series A Preferred pursuant to this Subsection 8(a), the Corporation shall pay the holders of Series A being redeemed 118% of the Stated Value of the Series A Preferred being redeemed, together with accrued but unpaid interest owing to the date of redemption, in cash. Any Series A Preferred which is redeemed in part only shall be redeemed in principal amounts of $1,000 or whole multiples of $1,000.

         b. Other Redemption Rights of the Corporation. The Corporation shall be entitled to redeem any shares of Series A Preferred remaining outstanding 36 months after the Initial Closing Date by paying to the holders thereof the Stated Value of the shares of Series A Preferred being redeemed, plus any accrued and unpaid dividends on such shares of Series A Preferred to the date of redemption, upon no less than 30 and not more than 60 days advance written notice of the date fixed for such redemption. The Corporation shall pay cash for all amounts due on such redemption.

         c. Redemption Notices. The notice of redemption to be sent to all holder of Series A Preferred (the "Redemption Notice") shall state the date fixed for redemption (the "Redemption Date"), the paying agent with whom funds sufficient to make the redemption have been deposited, and the number of shares to be redeemed from each such holder, together with the amount of any accrued and unpaid dividends to be paid as of the Redemption Date. Any partial redemption shall be pro rata as between the holders of all Series A Preferred.

         d. Right to Convert Series A Preferred Pending Redemption. Notwithstanding the above, any holder of Series A Preferred may convert the shares of Series A Preferred so called for redemption, plus all dividends accrued and unpaid on such shares to the Redemption Date, into shares of Common Stock, at any time following the giving of the Notice of Redemption and prior to the Redemption Date.

9.       NO IMPAIRMENT

                  The Corporation shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance of performance of any of the terms in this Article to be observed or performed by the Corporation. The Corporation shall at all times in good faith assist in the carrying out of all the provisions of Sections 5, 6 and 7 hereof.

10.      CERTIFICATE AS TO ADJUSTMENTS

         a. Upon the occurrence of each adjustment of the Series A Conversion Price pursuant to Section 6, or any transaction requiring a change in the conversion terms applicable to the Series A Preferred as required by any other provision of this Article, the Corporation, at its expense, shall promptly compute any such adjustment and prepare and furnish to each holder of Series A Preferred a certificate setting forth such adjustment and/or any other change in the conversion terms applicable to the Series A Preferred, showing in detail the facts upon which such adjustment and/or change is based; and

         b. Upon the written request at any time from any holder of Series A Preferred the Corporation shall furnish to such holder a like certificate setting forth (i) such adjustment, (ii) the Series A Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon conversion of Series A Preferred.

11.      NOTICE OF RECORD DATES

         In the event:

         a. that the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to vote upon any matter to be submitted to shareholders of Common Stock or other votable securities of the Corporation;

         b. that the Corporation shall take a record of the holders of its Common Stock entitling them to receive a dividend, or any other distribution, payable in cash or other property of the Corporation;

         c. that the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase any shares of stock of any class or to receive any other rights;

         d. of any capital reorganization of the Corporation, reclassification of the capital stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock), consolidation, or merger of the Corporation with or into another corporation or conveyance of all or substantially all of the assets of the Corporation to another corporation; or

         e. of the voluntary or involuntary dissolution, liquidation, or winding up of the Corporation;

then, the Corporation shall cause to be mailed to the holders of record of outstanding Series A Preferred, at least twenty (20) days prior to the date specified therein, a notice stating the date on which that record is to be taken or that event is to take place. The notice shall also specify the date, if any is to be fixed, as of which holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation, or winding up.

12.      FORM OF NOTICES

     Any notice required by the provisions of this Article to be given either to the holders of shares of Series A Preferred or the Corporation shall be in writing and shall be deemed given if hand delivered, delivered by courier, or deposited in the United States mail, postage prepaid, addressed to each holder of record of Series A Preferred at such holder's address appearing on the books of the Corporation or, in the case of notice to the Corporation, to its Principal Office, sent to the attention: "Chief Financial Officer."

13.      VOTING

         The shares of Series A Preferred shall not be entitled to vote on matters submitted to shareholders of the Corporation except for matters upon which a vote of Series A Preferred is specifically required under this Article or the law of the State of Colorado.

14.      AMENDMENTS AND CHANGES

         As long as any of the Series A Preferred shall be issued and outstanding, the Corporation shall not take any action without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the Series A Preferred then outstanding, if such action would materially and adversely affect such Series A Preferred by way of:

          a. Any amendment, or repeal of any provision of, the Corporation's Articles of Incorporation or Bylaws;

          b. Any action that increases the number of authorized shares of preferred stock or which would materially and adversely alter or change the preferences, rights, privileges, or powers of, or the restrictions provided for the benefit of, the Series A Preferred;

          c. Authorize, create, or issue shares of any class of stock, bonds, debentures, notes, or other obligations convertible into or exchangeable for or having option rights to purchase, any shares of stock of the Corporation having any preference or priority, as to dividends, assets or otherwise on a parity with or superior to any preferences or priority of the Series A Preferred; or

         d. Reclassify any outstanding shares into shares having any preference or priority as to dividends, assets or otherwise on a parity with or superior to any such preference or priority of Series A Preferred.

15.      DEFINITIONS

         Unless the context otherwise clearly requires, or unless specifically defined elsewhere in this Designation, definitions of capitalized terms used in this Designation are as follows:

     a. "1933 Act" means the Securities Act of 1933, as amended and in effect at any particular time.

     b. "1934 Act" means the Securities Exchange Act of 1934, as amended and in effect at any particular time.

     c. "Advance Conversion Notice" has the meaning ascribed to it in Paragraph 5(d)(1) of this Designation.

     d. "Aggregate Consideration Receivable" has the meaning ascribed to it in Subsection 6(d) of this Designation.

     e. "Automatic Conversion Date" has the meaning ascribed to it in Paragraph 5(d)(3) of this Designation.

     f. "Common Stock" means the no par value common stock of the Corporation of the class authorized at the date of issuance of the Series A Preferred and stock of any other class into which such presently authorized common stock may be changed, and any other shares of stock of the Corporation which do not have any priority in the payment of dividends or upon liquidation over any other class of stock.

     g. "Consideration Receivable" has the meaning ascribed to it in Subsection 6(d) of this Designation.

     h. "Conversion Date" has the meaning ascribed to it in Paragraph 5(d)(1) of this Designation.

     i. "Conversion Period" has the meaning ascribed to it in Paragraph 5(a)(1) of this Designation.

     j. "Convertible Securities" has the meaning ascribed to it in Paragraph 6(d)(2) of this Designation.

     k. "Corporation" means the person named as the "Corporation" in the first paragraph of this Designation until a successor corporation shall have become such pursuant to the applicable provisions hereof, and thereafter "Corporation" shall mean such successor corporation.

     l. "Debentures" means the Corporation's 8% Adjustable Rate Convertible Subordinated Debentures Due December 31, 1999, which are convertible into shares of Series A Preferred.

     m. "Delivery Date" means three (3) business days after receipt by the Corporation of the original Conversion Notice and the Series A Preferred certificates being converted, as described in paragraph 5(d)(1).

     n. "Distribution" has the meaning ascribed to it in Subsection 3(j) of this Designation.

     o. "Dividend Record Dates" means March 31, June 30, September 30 and December 31 of each year, as described in Subsection 3(a) of this Designation.

     p. "Initial Closing Date" has the meaning ascribed to it in Paragraph 5(c)(1) of this Designation.

     q. "Initial Notice" has the meaning ascribed to it in Paragraph 4(b)(1) of this Designation.

     r. "Liquidation" has the meaning ascribed to it in Subsection 4(a) of this Designation.

     s. "Market Price" has the meaning ascribed to it in Subsection 3(e) of this Designation.

     t. "Minimum Series A Conversion Price" has the meaning ascribed to it in Subsection 5(c) of this Designation.

     u. "Options" has the meaning ascribed to it in Paragraph 6(d)(1) of this Designation.

     v.  "Qualified   Public  Offering"  has  the  meaning  ascribed  to  it  in
Subparagraph 5(a)(2)a of this Designation.

     w. "Private Offering Memorandum" means the Corporation's offering document by which the Debentures were offered to investors.

     x. "Redemption Date" has the meaning ascribed to it in Subsection 8(c) of this Designation.

     y. "Redemption Notice" has the meaning ascribed to it in Subsection 8(c) of this Designation.

     z. "SEC" means the United States Securities and Exchange Commission or any successor agency of the United States.

     aa. "Series A Conversion Price" has the meaning ascribed to it in Subsection 5(c) of this Designation.

     bb. "Series A Liquidation Preference" has the meaning ascribed to it in Paragraph 4(a)(1) of this Designation.

     cc. "Series A Preferred" means the Corporation's no par value Series A Cumulative Convertible Redeemable Preferred Stock, stated value $1.00 per share, with the rights, preferences and designation set forth in this Designation.

     dd. "Series A Purchase Price" has the meaning ascribed to it in Subsection 5(b) of this Designation.

     ee. "Stated Value" means $1.00 per share, as described in Section 2 of this Designation.

     ff. "Subsequent Notice" has the meaning ascribed to it in Paragraph 4(b)(1) of this Designation.

16.      HEADINGS

         The headings of the Sections, Subsections, Paragraphs and Subparagraphs of this Article are inserted for convenience only and shall not be deemed to constitute a part of this Article.


                       [END OF CERTIFICATE OF DESIGNATION]

                                    Exhibit C

                                 Proxy Statement
                                       of
                            U.S. WIRELESS DATA, INC.

                   AMENDED AND RESTATED 1992 STOCK OPTION PLAN

         1. Purpose of Plan. The purpose of this 1992 Stock Option Plan ("Plan") is to secure and retain key employees and directors responsible for the success of U.S. Wireless Data, Inc. ("Company") and to reward those associated as consultants with the Company. This Plan is intended to motivate such persons to exert their best efforts on behalf of the Company, to encourage stock ownership and to provide such persons with proprietary interests in, and a greater concern for, the welfare of, and an incentive to continue service with, the Company. Options issued pursuant to this Plan will constitute incentive stock options within the meaning of ss. 422 of the Internal Revenue Code of 1986 ("Code"), as amended ("Incentive Stock Options") or other options ("Nonstatutory Stock Options"). Incentive Stock Options and Nonstatutory Stock Options (collectively referred to as "Options") may both be granted hereunder and any Option granted which for any reason does not qualify as an Incentive Stock Option, including any Option granted to a director of the Company who is not also an employee of the Company, shall be a Nonstatutory Stock Option.

         2. Stock Subject to the Plan. The number of shares of the Company's no par value common stock ("Common Stock") which may be optioned under the Plan is 2,680,000 shares. Such shares may consist, in whole or in part, of unissued shares or treasury shares. The maximum number of shares issuable pursuant to the Plan, including shares subject to outstanding Options, shall be subject to adjustment as provided in Section 7 of the Plan. No Option shall be granted under the Plan after September 1, 2002. No Incentive Stock Options shall be granted under the Plan to any employee where the aggregate fair market value (determined at the time the Option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by such employee during any calendar year (under all such plans of the Company and its parent and subsidiary corporations) shall exceed $100,000; provided that Nonstatutory Stock Options granted under the Plan may exceed these limits; and further provided, that if any Incentive Stock Option granted hereunder exceeds such limits, the number of shares by which such limit is exceeded shall be automatically, with no further action by the Board, be deemed to be a Nonstatutory Stock Option. For purposes of this Plan, the fair market value of Common Stock ("Fair Market Value") subject to an Option shall be either equal to
(i) the average of the bid and ask prices reported in the over-the-counter market at the close of business on the date the Option is granted or (ii) the average of the closing bid and ask price per share of Common Stock of the Company on the date the Option is granted, as reported on the National or Small-Cap Market of the National Association of Securities Dealers Automated Quotation System. If no market exists, the


OPTION\57500.6\7964.0200

Committee (as defined in Section 3 below) shall determine the Fair Market Value for purposes of this Plan. If any outstanding Option under the Plan for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of such Option may again be available for grant under the Plan subject to the limitations, terms and conditions of the Plan. The Board of Directors, and the proper officers of the Company shall from time to time take appropriate action required for delivery of Common Stock, in accordance with the Options and any exercises thereof.

         3.       Administration.

                  a. The Plan shall be administered by a committee of not less than two own employee members of the Board of Directors of the Company (the "Board"), as appointed by the Board and serving at the Board's pleasure (the
"Committee"). With respect to Insiders (as defined in Section 6(d), below), transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. As used herein, the term Board shall also mean the Committee of the Board, and vice versa, and all actions described herein as being undertaken by, or the responsibility of the Committee, may be taken by the full Board; provided that all actions of the Committee must be ratified by the Board of Directors. With respect to Insiders, all Options granted under this Plan shall be either (i) made by the full Board,
(ii) made by the Committee, or (iii) approved in advance by the Company's shareholders or ratified by such shareholders on a date which is no later than the date of the next annual meeting of shareholders. Insider's who are granted an Option under this Plan which does not comply with the provisions of the previous sentence shall not be permitted to sell the shares of Common Stock acquired upon exercise of such Option or any other shares of Common Stock held by them for a period of at least six (6) months following the date of grant of such Option.

                  The Committee is authorized and empowered to administer the Plan and, consistent with the terms of the Plan, to (a) select the employees to whom Options are to be granted and to fix the number of shares and other terms and conditions of the Options to be granted; (b) determine the date upon which Options shall be granted and the terms and conditions of the granted Options in a manner consistent with the Plan, which terms need not be identical as between Options or Optionees; and (c) interpret the Plan and the Options granted under the Plan.

                  b. The Board may from time to time adopt such rules and regulations as it may deem advisable for the administration of the Plan, and may alter, amend, or rescind any such rules and regulations in its discretion. The Board shall have the power to interpret or amend or discontinue the Plan, except that certain amendments shall be subject to the provisions of Section 10 of the Plan. All decisions made by the Board in the administration and interpretation of the Plan shall be binding and conclusive for all purposes.



OPTION\57500.6\7964.0200

                  c. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. Subject to the foregoing and Section 3(a), from time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

         4.       Eligibility.

                  a. Employees,  directors and consultants of the Company, or of any parent or subsidiary of the Company, shall be eligible to be granted Options under the Plan. Only employees of the Company (or a parent or subsidiary of the Company) may be granted Incentive Stock Options. A director of the Company may not be granted an Incentive Stock Option unless he or she is also an employee of the Company or any parent or subsidiary of the Company. "Parent" and "subsidiary" shall have the meanings defined in Section 424 of the Code.

                  b. The type of Option, the number of shares which may be purchased under such Option, the exercisability of such Option, the Option's expiration date and the purchase price per share, shall be designated by the Committee at the time the Option is granted, provided, that if the Committee does not specify the type of Option, and if all qualifications for the grant of an Incentive Stock Option are met, such Option shall be an Incentive Stock Option; and provided further, that unless the Committee specifically provides for an exercise schedule which is different from the standard schedule provided for in Section 6(f) hereof, the standard exercise schedule shall be applied to such Option. Subject to the exception under Section 6(b), no person may be granted an Incentive Stock Option if such person, at the time the Option is granted, owns shares of Common Stock possessing more than 10% of the total voting power or value of all classes of stock of the Company or any parent or subsidiary corporation. For purposes of calculating such stock ownership, the attribution rules of stock ownership set forth in Section 424(d) of the Code, as amended, shall apply. Accordingly, an optionee, with respect to whom such 10% limitation is being determined, shall be considered as owning Common Stock owned directly or indirectly by or for the optionee's brothers and sisters (whether by the whole or half-blood), spouse, ancestors and lineal descendants; and any Common Stock owned directly or indirectly by or for a corporation, partnership, estate or trust, shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries.

         5. Grants to Non-Employee Directors. For services rendered as members of the Board of Directors and in order to attract and retain qualified non-employee directors, each non-employee director shall be granted Nonstatutory Stock Options as follows (subject to adjustment pursuant to Section 7 hereof):



OPTION\57500.6\7964.0200

                  a. On December 5, 1995, to the non-employee directors who served on the Board of Directors prior to such date, (i) for each full fiscal year of service on the Board of Directors prior to fiscal year 1996, Nonstatutory Stock Options to purchase 20,000 shares of the Company's Common Stock and (ii) for each partial fiscal year of service on the Board of Directors prior to fiscal year 1996, Nonstatutory Stock Options to purchase the number of shares (rounded to the nearest whole number) determined by multiplying (x) 20,000 by (y) a ratio, the numerator of which is the number of days the director served as such during such fiscal year and the denominator of which is 365; all such Nonstatutory Stock Options shall be treated (for purposes of vesting only) as if granted on the date such director was first appointed or elected to the Board (for subpart (i), above) or the anniversary date of such election or appointment (for subpart (ii), above), in each case in the applicable fiscal year of service to which such grant applies, and shall vest over the one year period subsequent to the date of grant at the rate of 25% every three months;

                  b. On December 5, 1995, in addition to the Nonstatutory Stock Options granted pursuant to Section 5(a) above, to each non-employee director serving on such date (even if first elected as a member of the Board of Directors on such date), a Nonstatutory Stock Option to purchase 20,000 shares of the Company's Common Stock, which Options shall vest over the two year period subsequent to the date of grant at the rate of 25% every six months;

                  c. After December 5, 1995, to each newly-elected or appointed non-employee director on the first day of service on the Board of Directors, a Nonstatutory Stock Option to purchase 20,000 shares of the Company's Common Stock, which Options shall vest over the two year period subsequent to the date of grant at the rate of 25% every six months; and

                  d. After December 5, 1995, in addition to the Nonstatutory Stock Options granted pursuant to Sections 5(a), 5(b) and 5(c), above, to each non-employee director for so long as such non-employee director is serving on the Board of Directors, on each anniversary of the date on which such person became a director of the Company, a Nonstatutory Stock Option to purchase 20,000 shares of the Company's Common Stock, which Options shall vest over the two year period subsequent to the date of grant at the rate of 25% every six months.

                  Subject to the qualifications set forth in Section 6(h), (j) and (k), Options granted under this Section 5 shall expire to the extent not exercised, ten (10) years from the date of grant.

         6. Terms and Conditions. All Options granted under this Plan shall be subject to the terms and conditions of this Plan, except to the extent specifically provided otherwise, including all of the following:



OPTION\57500.6\7964.0200

                  a. Option Price. Subject to the provisions of Section 6(b), the option price per share for all Options shall be determined by the Committee but shall not be less than 100% of the Fair Market Value of such shares at the time the Option is granted.

                  b. More than 10% Shareholder. If an employee owns more than 10% of the voting power or value of all classes of stock of the Company or any parent or subsidiary corporation, at the time an Incentive Stock Option is granted under the Plan, the Committee may issue an Incentive Stock Option to such person at not less than 110% of the Fair Market Value of Common Stock. Any Incentive Stock Option granted to any employee who owns more than 10% of the voting power or value of all classes of stock of the Company or any parent or subsidiary corporation, shall not be exercisable after the expiration of five years from the date such Option is granted.

                  c. Limitations on Grant of Options. Subject to the limitations under Section 6(b) of this Plan, no Option shall be granted which may be exercised more than ten years after the date it was granted.

                  d. Limitation on Exercise of Option. Persons who beneficially own more than ten percent of a class of the Company's equity securities, executive officers and directors of the Company (collectively, "Insiders") who are granted an Option under the Plan shall not sell the Common Stock acquired through the exercise of such Option sooner than six months following the date of grant of such Option.

                  e. Payment for Shares. Payment in full shall be made for all shares pursuant to the exercise of an Option. The purchase price may, at the Company's discretion, be paid by assignment to the Company of outstanding shares of Common Stock of the Company owned by the optionee for a period of at least six (6) months prior to the date of exercise and having a Fair Market Value (as determined pursuant to Section 2 above) equal to the purchase price or that portion thereof being paid in outstanding stock. The Company may issue a certificate which reflects the net number of shares issuable after payment of the exercise price in already owned Common Stock, so that the previously owned certificate need not actually be tendered. No optionee shall have the right to dividends or other rights of a stockholder with respect to shares subject to an Option until the optionee has given written notice of exercise of the optionee's Option and paid in full for such shares.

                  f. Manner of Exercise. Any Option granted pursuant to this Plan may be exercised at such time or times as set forth in the Option, by the delivery of written notice to the Chief Financial Officer of the Company, provided that if such optionee is the Chief Financial Officer of the Company such notice shall be delivered to another executive officer of the Company, together with payment in full for the number of shares to be purchased pursuant to such exercise. Such notice (i) shall state the election to exercise the Option, (ii) shall state the number of shares in respect of which the Option is being exercised, (iii) shall state the optionee's address, (iv) shall state the optionee's social security number, (v) shall


OPTION\57500.6\7964.0200
contain such representations and agreements concerning optionee's investment intent with respect to such shares of Common Stock, if reasonably requested by the Company, and (vi) shall be signed by optionee.

                  Except as to Nonstatutory  Stock Options  granted  pursuant to
Section 5 hereof or unless otherwise determined by the Board and set forth in the optionee's Incentive Stock Option Certificate or Nonstatutory Stock Option Certificate, as applicable, options granted under the Plan shall mature and become exercisable as to 24% of the total shares covered by the Option on the first anniversary from the date of grant, and 2% per month thereafter, until fully vested, so long as the optionee remains an employee of the Company.

                  g. Other Representations or Warranties. As a further condition to exercise of any Option granted under the Plan, the Company may require each optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

                  h. Death of Optionee. If an optionee dies, any Option previously granted to the optionee shall be exercisable by the personal representative or administrator of the deceased optionee's estate, or by any trustee, heir, legatee or beneficiary who shall have acquired the Option directly from the optionee by will or by the laws of descent and distribution at any time within one year after his death, but not more than ten years (five years if Section 6(b) is applicable) after the date of granting of the Option, provided the deceased optionee was entitled to exercise such Option at the time of his death.

                  i. Retirement. If an optionee's employment with the Company terminates by reason of retirement, any Option previously granted to him shall be exercisable within three months after the date of such termination, but not more than ten years (five years if Section 6(b) is applicable) after the date of granting of the Option, and then only to the extent to which it was exercisable at the time of such termination by retirement; provided, however, that if the optionee dies within three months after termination by retirement, any unexercised Option, to the extent to which it was exercisable at the time of his death, shall thereafter be exercisable for one year after the date of his death, but not more than ten years after the date of granting of the Option.

                  j. Disability. If an optionee becomes disabled within the meaning of Section 105(d)(4) of the Code, and at the time of such disability the optionee is entitled to exercise such Option, the optionee shall have the right to exercise such Option within one year after such disability provided that the optionee exercises within ten years after the date of grant thereof (or five years if Section 6(b) is applicable), and then only to the extent to which it was exercisable at the time of such disability.

                  k. Optionee's Termination. Optionees granted an Option under the Plan must exercise such Option (i) within three months of the date such optionee ceased to be


OPTION\57500.6\7964.0200
employed by the Company or a corporation or subsidiary thereof issuing or assuming the Option in a transaction set forth under Section 7 of this Plan (as to Options granted to employees) or (ii) within three months of the date when the optionee ceased to serve as a director of the Company (as to Nonstatutory Stock Options granted to or held by non-employee directors). Such options shall only be exercisable to the extent to which they were exercisable at the time of such termination of employment or service on the Board of Directors.

                  l. Leave of Absence. For the purposes of this Plan (i) a leave of absence, duly authorized in writing by the Company for family or medical leave, military service or sickness, or for any other purpose approved by the Company, if the period of such leave does not exceed 90 days and (ii) a leave of absence in excess of 90 days, duly authorized in writing by the Company provided the optionee's right to re-employment is guaranteed either by statute or by contract, shall not be deemed a termination of employment.

                  m. Non-transferability of Options. No Option granted under this Plan will be transferable by the optionee other than by will or the laws of descent and distribution. During the lifetime of the optionee, the Option will be exercisable only by optionee.

         7.       Recapitalization or Merger.

                  a.  If the  outstanding  shares  of  Common  Stock  which  are eligible for the granting of Options hereunder, or subject to Options theretofore granted, shall at any time be changed or exchanged by declaration of a stock dividend, split-up, subdivision or combination of shares, recapitalization, merger, consolidation or other corporate reorganization in which the Company is the surviving corporation, the number and kind of shares subject to this Plan or subject to any Options previously granted, and the Option prices, shall be appropriately and equitably adjusted, so as to maintain the proportionate number of shares without changing the aggregate Option price.

                  b. In the event of a dissolution or liquidation of the Company, or a merger, consolidation, sale of all or substantially all of its assets, or other corporate reorganization in which the Company is not the surviving corporation and the holders of Common Stock receive securities of another corporation, any outstanding Options hereunder shall terminate as of the effective date of such event, provided that immediately prior to such event each optionee shall have the right to exercise any unexpired Options in whole or in part, including those Options which are not yet vested pursuant to the applicable vesting schedule. The Board may, in its sole discretion, negotiate for the assumption or replacement of any Options not exercised by an optionee with comparable options to purchase the stock of such other corporation.



OPTION\57500.6\7964.0200

The existence of this Plan, or of any Options hereunder, shall not in any way prevent any transaction described in this section, nor shall anything contained in this Plan prevent the issuance of a replacement option by a surviving corporation.

         8. Use of Proceeds. Proceeds from the sale of stock pursuant to Options granted under this Plan shall constitute general funds of the Company.

         9. Reservation of Issuance of Shares. The Company shall at all times during the duration of this Plan reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of all Options granted pursuant to this Plan, and shall pay all original issue and transfer taxes with respect to the issuance of shares pursuant to the exercise of such Options, and shall pay all of the fees and expenses necessarily incurred in connection with the exercise of such Options and the issuance of such shares.

         10. Amendments. The Board of Directors may amend, alter, or discontinue this Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of any optionee under any Options previously granted, without the optionee's consent, subject to any provisions otherwise in the Plan, or which, without the approval of the shareholders, would:

                  i) Except as is provided in Section 7 of this Plan, increase the total number of shares reserved for the purposes of the Plan;

                  ii) Change the persons (or class of persons) eligible to receive Options under the Plan; or

                  iii) Materially increase the benefits accruing to Insiders under the Plan.

Subject to the foregoing, the provisions of Section 5 of the Plan which set forth terms and conditions of Option grants to non-employee directors, shall not be amended more than once every six (6) months other than to comport with changes in the Internal Revenue Code, Title I of the Employee Retirement Income Security Act or the rules promulgated thereunder.

         11. Indemnification. In addition to such other rights of indemnification as they may have as directors, the members of the Committee and the Board of Directors shall be indemnified by the Company against reasonable expenses, including attorneys' fees actually incurred in connection with the defenses of any action, suit or proceeding, or in connection with any appeal therefrom, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of judgment in any action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding, that such member


OPTION\57500.6\7964.0200
of the Board of Directors is liable for gross negligence, fraud or willful misconduct in the performance of the director's duties so long as within 60 days after institution of any such action, suit or proceeding, the director shall in writing offer the Company the opportunity, at its own expense, to handle and defend such action, suit or proceeding.

         12. Approval of Shareholders. The Plan shall take effect upon approval by the holders of a majority of the shares of the Company's Common Stock present at a meeting attended by a quorum of shareholders, which approval must occur within 12 months after the date the Plan is adopted by the Board of Directors.

         13. Miscellaneous. Unless the context requires otherwise, words denoting the singular may be construed as denoting the plural, and words of the plural may be construed as denoting the singular, and words of one gender may be construed as denoting such other gender as is appropriate. Paragraph headings are not to be considered part of this Plan and are included solely for convenience and are not intended to be full or accurate descriptions of the contents thereof.


Adopted:          September 16, 1992
Amended:          August 12, 1994 (approved by shareholders on October 28, 1994)
Amended:          September 14, 1995 (approved by shareholders on
                  December 5, 1995)
Amended:          August 6, 1997 (approved by shareholders on ________, 1998)
Amended:          December 15, 1997 (did not require approval of shareholders)